                                                                EXHIBIT 10(ii)


                         BRACKNELL LIMITED PARTNERSHIP

                                  as Borrower


                                    - and -


                       THE FINANCIAL INSTITUTIONS LISTED
                             ON THE SIGNATURE PAGES

                                   as Lenders


                                    - and -


                              ROYAL BANK OF CANADA

                            as Administrative Agent


                                    - and -


                     CANADIAN IMPERIAL BANK OF COMMERCE AND
                           THE TORONTO-DOMINION BANK

                            as Co-Syndication Agents


--------------------------------------------------------------------------------

                                  CREDIT AGREEMENT

--------------------------------------------------------------------------------

                             Dated as of July 21, 2000

                               TABLE OF CONTENTS

                                                       ARTICLE 1
                                                     INTERPRETATION

   Section 1.01.         Defined Terms...........................................................................     1
   Section 1.02.         Gender and Number.......................................................................    11
   Section 1.03.         Interpretation not Affected by Headings, etc............................................    11
   Section 1.04.         Currency................................................................................    13
   Section 1.05.         Certain Phrases, etc....................................................................    13
   Section 1.06.         Accounting Terms........................................................................    13
   Section 1.07.         Rateable Portion of Advances............................................................    13
   Section 1.08.         Incorporation of Schedules..............................................................    13
   Section 1.09.         Conflict................................................................................    13
   Section 1.10.         Actions on Days Other Than Business Days................................................    13

                                                       ARTICLE 2
                                                    CREDIT FACILITY

   Section 2.01.         Availability............................................................................    15
   Section 2.02.         Commitments and Facility Limits.........................................................    15
   Section 2.03.         Use of Proceeds and Limitations on Accommodations.......................................    15
   Section 2.04.         Mandatory Repayments and Reductions of Commitments......................................    15
   Section 2.05.         Optional Prepayments and Reductions of Commitments......................................    16
   Section 2.06.         Changes to Applicable Margins and Applicable Facility Fee...............................    17
   Section 2.07.         Fees....................................................................................    17
   Section 2.08.         Payments under this Agreement...........................................................    18
   Section 2.09.         Application of Payments and Prepayments.................................................    18
   Section 2.10.         Computations of Interest and Fees.......................................................    19

                                                       ARTICLE 3
                                                       ADVANCES

   Section 3.01.         The Advances............................................................................    20
   Section 3.02.         Procedure for Borrowing.................................................................    20
   Section 3.03.         Conversions and Elections Regarding Advances............................................    20
   Section 3.04.         Circumstances Requiring Prime Rate Pricing..............................................    21
   Section 3.05.         Interest on Advances....................................................................    22

                                                       ARTICLE 4
                                                 CONDITIONS OF LENDING

   Section 4.01.         Conditions Precedent to the Initial Accommodation.......................................    23


   Section 4.02.         Conditions Precedent to Accommodations and Conversions..................................    25
   Section 4.03.         No Waiver...............................................................................    26

                                                                ARTICLE 5
                                                      REPRESENTATIONS AND WARRANTIES

   Section 5.01.         Representations and Warranties..........................................................    27
   Section 5.02.         Survival of Representations and Warranties..............................................    31

                                                                ARTICLE 6
                                                        COVENANTS OF THE BORROWER

   Section 6.01.         Affirmative Covenants...................................................................    32
   Section 6.02.         Negative Covenants......................................................................    35

                                                                ARTICLE 7
                                                            EVENTS OF DEFAULT

   Section 7.01.         Events of Default.......................................................................    38
   Section 7.02.         Remedies Upon Default...................................................................    40

                                                                ARTICLE 8
                                                 THE ADMINISTRATIVE AGENT AND THE LENDERS

   Section 8.01.         Authorization and Action................................................................    42
   Section 8.02.         No Liability............................................................................    42
   Section 8.03.         Accommodations by Administrative Agent..................................................    43
   Section 8.04.         Reference Rate Determinations...........................................................    43
   Section 8.05.         Holding of Security; Sharing of Payments, etc...........................................    44
   Section 8.06.         Lender Credit Decisions.................................................................    45
   Section 8.07.         Indemnification.........................................................................    45
   Section 8.08.         Liability of the Lenders inter se.......................................................    45
   Section 8.09.         Successor Administrative Agents.........................................................    45

                                                                ARTICLE 9
                                                              MISCELLANEOUS

   Section 9.01.         Amendment...............................................................................    47
   Section 9.02.         Waiver..................................................................................    47
   Section 9.03.         Evidence of Debt and Accommodation Notices..............................................    48
   Section 9.04.         Notices, etc............................................................................    48
   Section 9.05.         Confidentiality.........................................................................    50
   Section 9.06.         Costs, Expenses and Indemnity...........................................................    50
   Section 9.07.         Taxes and Other Taxes...................................................................    52
   Section 9.08.         Successors and Assigns..................................................................    54

   Section 9.09.         Right of Set-off........................................................................    56
   Section 9.10.         Accommodations by Lenders...............................................................    56
   Section 9.11.         Rateable Payments.......................................................................    57
   Section 9.12.         Judgment Currency.......................................................................    57
   Section 9.13.         Interest on Accounts....................................................................    58
   Section 9.14.         Severability............................................................................    58
   Section 9.15.         Governing Law...........................................................................    58
   Section 9.16.         Consent to Jurisdiction.................................................................    58
   Section 9.17.         Counterparts............................................................................    59

                                   SCHEDULES


SCHEDULES RELATING TO ACCOMMODATIONS

Schedule 1   -        Form of Borrowing Notice
Schedule 2   -        Form of Election Notice
Schedule 3   -        Notice Periods and Amounts
Schedule 4   -        Form of Compliance Certificate

SCHEDULES RELATING TO CLOSING DELIVERIES

Schedule 5   -        List of Security Documents
Schedule 6   -        Cash Management Protocol

FORMS SCHEDULES

Schedule 7   -        Form of Assignment Agreement

DISCLOSURE SCHEDULES

Schedule 5.01(f)  -        Location of Assets and Business
Schedule 5.01(k)  -        Subsidiaries

                                CREDIT AGREEMENT



         Credit Agreement dated as of July 21, 2000, among BRACKNELL LIMITED PARTNERSHIP, as Borrower, the financial institutions that are listed on the signature pages, as Lenders, and ROYAL BANK OF CANADA, as Administrative Agent.

                                   ARTICLE 1

                                 INTERPRETATION

         SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

         "ACCOMMODATION" means an Advance made by a Lender on the occasion of any Borrowing.

         "ACCOMMODATION NOTICE" means a Borrowing Notice or an Election Notice, as the case may be.

         "ACCOMMODATIONS OUTSTANDING" means, in relation to the Borrower and any Lender at any time under the Credit Facility, an amount equal to the sum of the aggregate principal amount of all outstanding Advances made by the Lender under the Credit Facility and, in relation to the Borrower and all Lenders, means the sum of the Accommodations Outstanding to each Lender.

         "ACQUISITION" means, with respect to any Person, any transaction or series of related transactions for the direct or indirect (i) acquisition of all or substantially all of the assets or business or division of any other Person, or (ii) acquisition of any shares, interests, participations or other equivalents (including partnership interests) of or in any other Person.

         "ACQUISITION OF CONTROL" means the occurrence of any of the following events: (i) any Person (or any successor to it continuing from any amalgamation, merger or other reorganization thereof) acquires, directly or indirectly, more than 25% of the votes attached to the securities of the General Partner entitled to vote for the election of the General Partner's board of directors, (ii) any such Person's designees represent a majority of the General Partner's board of directors, or (iii) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the Borrower's property and assets to a Person.

         "ADMINISTRATIVE AGENT" means Royal Bank of Canada as Administrative Agent for the Lenders under this Agreement, and any successor appointed pursuant to Section 8.09.

         "ADVANCES" means advances made by a Lender under Article 3 and "ADVANCE" means any one of such advances. Advances will be denominated in U.S. Dollars. Advances from a Lender may be designated as a "LIBOR RATE ADVANCE" or a "U.S. PRIME RATE ADVANCE". Each of a Libor Rate Advance and U.S. Prime Rate Advance is a "TYPE" of Advance.

         "AFFILIATE" has the meaning specified in the Business Corporations Act (Ontario) on the date of this Agreement.

         "AGREEMENT" means this credit agreement and all schedules and instruments in amendment or confirmation of it; and the expressions "ARTICLE" and "SECTION" followed by a number mean and refer to the specified Article or Section of this Agreement.

         "APPLICABLE FACILITY FEE" shall mean the Applicable Facility Fee, as defined in and calculated in accordance with the Senior Secured Bracknell Credit Facility.

         "APPLICABLE MARGIN" shall mean the Applicable Margin, as defined in and calculated in accordance with the Senior Secured Bracknell Credit Facility.

         "ASSIGNEE" has the meaning specified in Section 9.08(3).

         "BORROWER" means Bracknell LP.

         "BORROWING" means a borrowing consisting of one or more Advances.

         "BORROWING NOTICE" has the meaning specified in Section 3.02(1).

         "BRACKNELL" means Bracknell Corporation, a corporation incorporated under the laws of Ontario.

         "BRACKNELL LP" means Bracknell Limited Partnership, a limited partnership formed under the laws of Nevada.

         "BRACKNELL EVENT OF DEFAULT" means an event which, with the giving of notice or passage of time, or both, would constitute a Default or Event of Default as such terms are defined in the Senior Secured Bracknell Credit Facility.

         "BRACKNELL GROUP BUSINESS" means the business of providing electrical, mechanical, multi-trade and telecommunications contracting and facilities management services and services incidental thereto carried on by Bracknell and its subsidiaries.

         "BUSINESS DAY" means any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in Toronto or New York City, New York and, where used in the context of a Libor Rate Advance, also a day on which dealings are carried on in the London interbank market.

         "CAPITAL EXPENDITURES" means gross expenditures made for the purchase, lease or acquisition of assets which would be classified as capital assets on a balance sheet in accordance with GAAP.

         "CASH MANAGEMENT PROTOCOL" means the protocol attached hereto as
Schedule 6.

         "CLOSING DATE" means the date on which the initial Accommodation under the Credit Facilities is made.

         "CODE" means the Internal Revenue Code of 1986 of the United States of America, as amended from time to time, and any successor statute.

         "COLLATERAL" means any and all property and assets in respect of which the Administrative Agent or any Lender has a Lien under the Security Documents.

         "COMMERCIAL DEBT" means Debt referred to in paragraph (i) of the definition of Debt which is provided by one or more commercial banking institutions to the Borrower or any of its Subsidiaries.

         "COMMITMENT" means, at any time, in respect of the Credit Facility, U.S.$115,000,000 (as reduced pursuant to Article 2) and a "LENDER'S COMMITMENT" means, at any time, the relevant amount designated as such and set forth opposite the Lender's name on the signature pages (as reduced or increased pursuant to Articles 2 and 3).

         "COMPLIANCE CERTIFICATE" means a certificate of the Borrower, substantially in the form of Schedule 4, signed on its behalf by the President and Treasurer or Vice-President and Secretary of the General Partner or any other officer acceptable to the Administrative Agent.

         "CREDIT DOCUMENTS" means this Agreement, the Security Documents and all other documents to be executed and delivered to the Administrative Agent or the Lenders, or both, by the Borrower and its Subsidiaries.

         "CREDIT FACILITY" means the term credit facility to be made available to the Borrower under this Agreement for the purposes set out in Section 2.03.

         "DEBT" of any Person means, without duplication, (i) indebtedness for borrowed money including borrowings of commodities, bankers' acceptances, letters of credit or letters of guarantee, (ii) indebtedness for the deferred purchase price of property or services other than for goods and services purchased in the ordinary course of business and payable in accordance with customary practice, (iii) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) indebtedness of another Person secured by a security interest on any properties or assets of the Person in question, (v) all current liabilities of such Person represented by a note, bond, debenture or other evidence of debt,
(vi) all obligations under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (vii) the aggregate amount at which any shares in the capital of the Person which are redeemable or retractable at the option of the holder may be retracted or redeemed, and (viii) all Debt Guaranteed by the Person; and for greater certainty, shall not include ordinary trade payables.

         "DEBT GUARANTEED" by any Person means the maximum amount which may be outstanding at any time of all Debt of the kinds referred to in (i) through
(vii) of the definition of Debt which is directly or indirectly guaranteed by the Person or which the Person has agreed (contingently or otherwise) to purchase or otherwise acquire, or in respect of which the Person has otherwise assured a creditor or other Person against loss.

         "DEFAULT" means an event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

         "DISTRIBUTION" means, in respect of any Person, the amount of (i) any dividend or other distribution on issued shares of such Person, (ii) the purchase, redemption or retirement amount of any issued shares, warrants or any other options or rights to acquire shares of the Person redeemed or purchased by the Person, (iii) any payment made on, under, or in respect of, any Debt (other than Debt under this Agreement or payments required to be made pursuant to the provisions of any pension plan of the Person in effect from time to time), including interest, sinking fund or any like payment, (iv) any payment on account of any principal, interest or premium on any loans or advances owing at any time by the Person to any Related Party, or (v) any loan to or guarantee of the indebtedness of any Related Party.

         "ELECTION NOTICE" has the meaning specified in Section 3.03(3).

         "EVENT OF DEFAULT" has the meaning specified in Section 7.01.

         "FACILITY AVAILABILITY EXPIRY DATE" means July 28, 2000.

         "FEDERAL FUNDS RATE" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight United States Federal funds transactions with members of the Federal Reserve System arranged by United States Federal funds brokers, as published for the day (or, if the day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day on such transactions received by the Administrative Agent from three United States Federal funds brokers of recognized standing selected by it.

         "FEES" mean the fees payable by the Borrower under this Agreement.

         "FINANCE GROUP BUSINESS" means borrowings or other debt financings used directly or indirectly to provide financing to subsidiaries of Bracknell incorporated under the laws of any state or territory of the United States.

         "FINANCIAL QUARTER" means a period of three consecutive months ending on January 31, April 30, July 31 and October 31, as the case may be, of each year or such other dates as the Borrower may specify from time to time in accordance with Section 6.01(b)(iv).

         "FINANCIAL YEAR" means, in relation to the Borrower, the financial year commencing on November 1 of each calendar year and ending on October 31 of the immediately following calendar year or such other financial years as the Borrower may specify from time to time in accordance with Section 6.01(b)(iv).

         "GENERAL PARTNER" means 1406883 Ontario Limited, the general partner of the Borrower.

         "GAAP" means, at any time, accounting principles generally accepted in Canada at the relevant time applied on a consistent basis (except for changes made with the prior written consent of the Administrative Agent and approved by the Borrower's independent auditors in accordance with promulgations of the Canadian Institute of Chartered Accountants.

         "GOODS" means tangible personal property but excluding chattel paper, documents of title, instruments, money and securities (as these terms are defined in the Personal Property Security Act (Ontario) from time to time).

         "GOVERNMENTAL ENTITY" means any (i) multinational, federal, provincial, state, municipal, local or other government, governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

         "HEDGING AGREEMENTS" means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars, puts and similar agreements) relating to, or the value of which is primarily dependent upon, interest rates or currency exchange rates.

         "INDEMNIFIED PERSON" has the meaning specified in Section 9.06(1).

         "INVESTMENTS" means any advances, loans, guarantees or other extensions of credit or capital contributions to (by means of transfers of property, money or assets), or any purchase of any shares, stocks, bonds, notes, debentures or other securities of, any Person as an investment in, and not as an acquisition of, any Person.

         "LENDERS" mean, collectively, the lenders set forth on the signature pages hereof, any Person who may become a Lender pursuant to Section 9.08 and their respective successors and assigns, and, in the singular, any of them.

         "LENDER'S COMMITMENT" has the meaning specified in the definition of Commitment.

         "LIBOR INTEREST PERIOD" means, for each Libor Rate Advance, a period which commences (i) in the case of the initial Libor Interest Period, on the date the Advance is made or converted from another Type of Accommodation, and
(ii) in the case of any subsequent Libor Interest Period, on the last day of the immediately preceding Libor Interest Period, and which ends, in either case, on the day selected by the Borrower in the applicable Borrowing Notice or Election Notice. The duration of each Libor Interest Period shall be 1, 2, 3 or 6 months (or such shorter or longer period as may be approved by the Lenders making Libor Rate Advances), unless the last day of a Libor Interest Period would otherwise occur on a day other than a Business Day, in which case the last day of such Libor Interest Period shall be extended to occur on the next Business Day, or if such extension would cause the last day of such Libor Interest Period to occur in the next calendar month, the last day of such Libor Interest Period shall occur on the preceding Business Day.

         "LIBOR RATE" means, for each Libor Interest Period for each Libor Rate Advance, the rate of interest per annum which appears on page 3750 of the Telerate screen at approximately 11:00 a.m. (London time) two Business Days before the first day of such Libor Interest Period; or if such Telerate screen is not available, then the rate of interest per annum which appears on the Reuters screen LIBOR01 page at approximately 11:00 a.m. (London time) two Business Days before the first day of such Libor Interest Period; or if such Reuters screen is not available, then the Libor Rate shall be the annual rate of interest determined by the Administrative Agent as being the rate of interest at which it would be prepared to offer to leading banks in the London interbank market for delivery on the first day of the relevant Libor Interest Period for a period equal to the Libor Interest Period, deposits in U.S. Dollars and amount comparable to the relevant Libor Rate Advance requested by the Borrower.

         "LIBOR RATE ADVANCE" has the meaning specified in the definition of Advance.

         "LIEN" means any mortgage, charge, pledge, hypothecation, security interest, assignment, encumbrance, lien (statutory or otherwise), mechanics' lien, construction lien, materialmen's lien, charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition that in substance secures payment or performance of an obligation.

         "MAJORITY LENDERS" means (i) at all times after the occurrence of an Event of Default and during its continuance, Lenders who, taken together, are beneficially entitled to at least 66-2/3% of the aggregate Accommodations Outstanding, and (ii) at all other times, Lenders whose Commitments, taken together, are at least 66-2/3% of the aggregate amount of the Commitments.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of the Borrower or a material adverse effect on the ability of the Borrower to perform its obligations under the Credit Agreement or on the ability of the Administrative Agent and the Lenders to enforce such obligations.

         "MATERIAL AGREEMENTS" means any agreement, contract or similar instrument to which the Borrower or any of the Subsidiaries is a party or to which any of its property or assets may be subject which account for greater than 5% of the annual consolidated revenues of the Borrower or for which breach, non-performance, cancellation, failure to renew, termination, revocation or lapse could reasonably be expected to have a Material Adverse Effect.

         "NATIONWIDE" means Nationwide Electric, Inc., a corporation formed under the laws of Delaware.

         "NET PROCEEDS" means, with respect to: (i) the issuance or creation of any Debt, whether private or public, of any Person, the amount equal to the aggregate amount received in cash in connection with such issuance or creation less all reasonable fees (including, without limitation, reasonable legal fees), commissions and other out-of-pocket expenses incurred or paid for by such Person in connection with such creation or issuance, (ii) with respect to the issuance by any Person of any shares, options, warrants or securities convertible into shares or other securities or of any capital contributions by any Person in such Person, an amount equal to the aggregate amount received in cash in connection with such issuance or contribution, and (iii) with respect to asset dispositions by any Person, an amount equal to the amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable or other non-cash consideration but only as and when such cash is received) in connection with any such disposition less all reasonable fees incurred or paid for by the Person in connection with the disposition and all sales, goods and services, value-added or similar taxes incurred in connection with the disposition.

         "ORIGINAL CURRENCY" has the meaning specified in Section 9.12(1).

         "OTHER CURRENCY" has the meaning specified in Section 9.12(1).

         "PARSONS" means Parsons Electric Holdings, Inc., a Delaware corporation.

         "PARTICIPANT" has the meaning specified in Section 9.08(3).

         "PARTNERSHIP AGREEMENT" means the limited partnership agreement dated May 22, 2000 among the General Partner, and State, The State Services Group Limited and Highlight Construction Ltd., as limited partners, in respect of the Borrower.

         "PERMITTED LIENS" means, in respect of any Person, any one or more of the following:

(a) Liens for taxes, assessments or governmental charges or levies which are not delinquent or the validity of which is being contested at the time by the Person in good faith by proper legal proceedings if, in the Majority Lenders' opinion, adequate provision has been made for their payment; and

(b) Liens in favour of the Administrative Agent and the Lenders created by the Security Documents.

         "PERSON" means a natural person, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

         "RELATED PARTY" means, in respect of the Borrower or any Subsidiary (i) a Person which alone or in combination with others holds a sufficient number of securities or has contractual rights sufficient to affect materially the control of the Borrower or Subsidiary, (ii) a Person in respect of which a Person referred to in clause (i) alone or in combination with others holds a sufficient number of securities or has contractual rights sufficient to affect materially its control, (iii) a Person in respect of which the Borrower or Subsidiary alone or in combination with others holds a sufficient number of securities or has contractual rights sufficient to affect materially its control, (iv) a Person who beneficially owns, directly or indirectly, voting securities of the Borrower or Subsidiary who exercises control or direction over voting securities of the Borrower or Subsidiary or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Borrower or Subsidiary for the time being outstanding,
(v) a director or senior officer of the Borrower, Subsidiary or related party of the Borrower or Subsidiary, or (vi) an Affiliate of any of the foregoing.

         "REPAYMENT DATE" means, in respect of the repayment of all Accommodations made under the Credit Facility, November 12, 2004.

         "SECURITY" means, at any time, the encumbrances in favour of the Administrative Agent or the Lenders, or both, in the assets and properties of the Borrower and its Subsidiaries securing their obligations under this Agreement and the other Credit Documents.

         "SECURITY DOCUMENTS" means the agreements described in Schedule 5 and any other security granted to the Administrative Agent or the Lenders, or both, as security for the obligations of the Borrower and the Subsidiaries under this Agreement and the other Credit Documents.

         "SENIOR SECURED BRACKNELL CREDIT FACILITY" means the senior secured credit facility in the aggregate principal amount of U.S.$97,500,000 made available to Bracknell, State and Nationwide by certain lenders pursuant to that certain second amended and restated credit agreement dated July 21, 2000.

         "SENIOR SUBORDINATED BRIDGE COMMITMENT LETTER" means that certain commitment letter dated as of February 28, 2000, as amended by a letter agreement dated May 31, 2000, between Bracknell, as borrower, and TD Securities
(USA) Inc., as lender pursuant to which senior subordinated credit facilities are to be made available to Bracknell.

         "SENIOR SUBORDINATED BRIDGE LOAN" means the senior subordinated bridge facility in a maximum principal amount of U.S.$50,000,000 to be made available to Bracknell (or a Restricted Subsidiary of Bracknell) pursuant to the terms of the Senior Subordinated Bridge Commitment Letter.

         "STATE" means The State Group Limited, a corporation incorporated under the laws of Ontario.

         "SUBORDINATED DEBT" means the principal amount outstanding at any time of Debt payable by the Borrower or a Subsidiary which (i) is unsecured, (ii) has covenants and events of default provisions which are not less favourable to the Borrower or a Subsidiary than the covenants and events of default provisions in this Agreement, (iii) has no required redemption provisions and matures after the latest

Repayment Date, and (iv) is otherwise subordinate and junior in right of payment to the payment of the Accommodations Outstanding and other amounts payable under this Agreement, all on terms and conditions satisfactory to the Majority Lenders.

         "SUBSIDIARY" has the meaning specified in the Business Corporations Act (Ontario) on the date of this Agreement.

         "SUBSIDIARIES" means the subsidiaries of the Borrower including, without limitation, those identified as such in Schedule 5.01(k). "SUNBELT NOTES" means the interest bearing promissory notes in the aggregate principal amount of U.S.$21,008,000 (subject to an increase in the principal amount thereof if paid in shares of Bracknell) made by Parsons and guaranteed by Bracknell to and in favour of certain selling shareholders in connection with the acquisition by Parsons of all of the issued and outstanding shares of Sunbelt Integrated Trade Services, Inc., Quality Mechanical Contractors, Inc., Inglett & Stubbs, Inc., Schmidt Electric Company, Inc., Crouch Industries LLC and Pneu Temp, Inc..

         "U.S. DOLLARS" and "U.S. $" each means lawful money of the United States of America.

         "U.S. PRIME RATE" means, at any time, the rate of interest per annum equal to the greater of (i) the rate which the principal office of the Administrative Agent in New York, New York determines from time to time as the reference rate of interest for commercial loans in U.S. Dollars to its U.S. borrowers, and (ii) the Federal Funds Rate plus 0.50 of 1%, adjusted automatically with each change in such rates all without the necessity of any notice to the Borrower or any other Person.

         "U.S. PRIME RATE ADVANCE" has the meaning specified in the definition of Advance.

         SECTION 1.02. GENDER AND NUMBER. Any reference in the Credit Documents to gender includes all genders, and words importing the singular number only include the plural and vice versa.

         SECTION 1.03. INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

         SECTION 1.04. CURRENCY. All references in the Credit Documents to dollars, unless otherwise specifically indicated, are expressed in U.S. currency.

         SECTION 1.05. CERTAIN PHRASES, ETC. In any Credit Document (i) (y) the words "including" and "includes" mean "including (or includes) without limitation" and (z) the phrase "the aggregate of", "the total of", "the sum of", or a phrase of similar meaning means "the aggregate (or total or sum), without duplication, of", and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the words "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

         SECTION 1.06. ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP.

         SECTION 1.07. RATEABLE PORTION OF ADVANCES. References in this Agreement to a Lender's rateable portion of Advances or rateable share of payments of principal, interest, Fees or any other amount, shall mean and refer to a rateable portion or share as nearly as may be rateable in the circumstances, as determined in good faith by the Administrative Agent. Each such determination by the Administrative Agent shall be prima facie evidence of such rateable share.

         SECTION 1.08. INCORPORATION OF SCHEDULES. The schedules attached to this Agreement shall, for all purpose of this Agreement, form an integral part of it.

         SECTION 1.09. CONFLICT. The provisions of this Agreement prevail in the event of any conflict or inconsistency between its provisions and the provisions of any of the other Credit Documents.

         SECTION 1.10. ACTIONS ON DAYS OTHER THAN BUSINESS DAYS. Except as otherwise specifically provided herein, where any payment is required to be made or any other action is required to be taken on a particular day and such day is not a Business Day and, as a result, such payment cannot be made or action cannot be taken on such day, then this Agreement shall be deemed to provide that such payment shall be made or such action shall be taken on the first Business Day after such day; provided that if such deferral would cause such payment to be made or such action to be taken in the following calendar month, such payment shall be made or such action shall be taken on the next preceding Business Day and interest and fees shall be calculated accordingly. If the payment of any amount is deferred for any period under this section, then such period shall, unless otherwise provided herein, be included for purposes of the computation of any interest or fees payable hereunder.


                         -------------------------------

                                   ARTICLE 2

                                  CREDIT FACILITY

         SECTION 2.01. AVAILABILITY. Subject to the provisions of this Agreement, each Lender severally agrees, on the terms and conditions of this Agreement, to make Accommodations to the Borrower rateably in accordance with each such Lender's Commitment. Accommodations shall be made available as Advances pursuant to Article 3.

         (2) Accommodations under the Credit Facility shall be made available from time to time in accordance with this Agreement at any time on or prior to the Facility Availability Expiry Date. The unused portion of the Credit Facility shall be permanently cancelled on the Facility Availability Expiry Date and the Commitment shall be permanently reduced by the amount by which the Accommodations Outstanding under the Credit Facility on such date are less than the Commitment.

         (3) The Administrative Agent shall give each Lender prompt notice of any (i) Accommodation Notice received from the Borrower and of each Lender's rateable portion of any Accommodation, and (ii) other notice received by it from the Borrower under the Agreement.

         SECTION 2.02. COMMITMENTS AND FACILITY LIMITS. The Accommodations Outstanding (i) to all Lenders under the Credit Facility shall not at any time exceed the Commitment, and (ii) to each Lender under the Credit Facility shall not at any time exceed the Lender's Commitment.

         (2) The Credit Facility shall not revolve and any amount repaid or prepaid, as the case may be, under the Credit Facility cannot be reborrowed and shall reduce the Commitment (and each Lender's Commitment, rateably) by the amount repaid or prepaid, as the case may be.

         (3) A conversion from one Type of Accommodation or Advance to another Type of Accommodation or Advance shall not constitute a repayment or prepayment.

         SECTION 2.03. USE OF PROCEEDS AND LIMITATIONS ON ACCOMMODATIONS. The proceeds of Accommodations under the Credit Facility shall be used for the purpose of repaying in full and permanently cancelling the U.S. term portion and the U.S. acquisition portion of the Senior Secured Bracknell Credit Facilities.

         SECTION 2.04. MANDATORY REPAYMENTS AND REDUCTIONS OF COMMITMENTS. The Borrower shall repay (subject to Section 7.01) and there shall become due and payable the Accommodations Outstanding under the Credit Facility rateably in quarterly installments in the following amounts (expressed as a percentage of the Commitment at the close of business on the Facility Availability Expiry
Date) on the last day of each of the following Financial Quarters at the rate of 5% commencing January 31, 2001 and ending with the Financial Quarter ending October 31, 2003 and thereafter at the rate of 10% commencing with the Financial Quarter ending January 31, 2004 and ending with the Financial Quarter ending October 31, 2004 provided that all Accommodations Outstanding shall have been paid in full on October 31, 2004.

         (2) Except as permitted under this Agreement in connection with the Cash Management Protocol and the Finance Group Business, if the Borrower or a Subsidiary issues any shares, options, warrants or securities convertible into shares or other securities, receives a capital contribution from any Person, or incurs any Subordinated Debt, an amount equal to 100% of the Net Proceeds shall be paid (i) firstly to repay amounts outstanding under, and permanently cancel, the Senior Subordinated Bridge Loan; (ii) secondly to repay amounts outstanding under the Sunbelt Notes; and (iii) thirdly to the Administrative Agent, for the account of the Lenders to be applied pro rata to the prepayment of Accommodations Outstanding under the Credit Facility (and the Commitment shall be reduced by such amount). Such payment shall be made within 5 Business Days of receipt of the Net Proceeds.

         SECTION 2.05. OPTIONAL PREPAYMENTS AND REDUCTIONS OF COMMITMENTS. Subject to the provisions of this Agreement, if the Borrower has, upon the number of Business Days' notice to the Administrative Agent specified in
Schedule 5, delivered a notice to the Administrative Agent stating the proposed date and aggregate principal amount of any prepayment of Accommodations Outstanding or reduction of the Lenders' Commitment, it shall, on that date, pay to the Lenders the amount of the prepayment and the amount, if any, by which the Accommodations Outstanding under the Credit Facility exceed the proposed reduced Commitment. Each partial prepayment and reduction shall be in an aggregate minimum principal amount of U.S. $1,000,000 and U.S. $500,000 integral multiples thereof and the Lenders' Commitment, to the extent so requested, shall be so reduced on such date. The Borrower shall prepay a Libor Rate Advance only on the last day of the Libor Interest Period applicable to it.

         (2) Subject to the next sentence, if the Credit Facilities are prepaid from the proceeds of Commercial Debt, the Borrower shall pay to the Lenders a fee equal to (i) one (1%) percent of the amount so prepaid if such prepayment occurs on or prior to October 31, 2001, (ii) three quarters of one (.75%) percent of the amount so prepaid if such prepayment occurs after October 31, 2001 but on or prior to October 31, 2003, or (iii) one half of one (.50%) percent of the amount so prepaid if such prepayment occurs after October 31, 2003 but on or prior to October 31, 2004.

The fee required to be paid pursuant to this Section 2.05(2) may be waived or decreased by the Majority Lenders.

         SECTION 2.06. CHANGES TO APPLICABLE MARGINS AND APPLICABLE FACILITY FEE. Any changes in the Applicable Margin and Applicable Facility Fee made pursuant to the Senior Secured Bracknell Credit Facility shall apply mutatis mutandis to the Applicable Margin and Applicable Facility Fee under this Agreement.

         (2) The changes in the margins and fees contemplated in the definitions of Applicable Margin and Applicable Facility Fee shall be effective as of the first day of the Financial Quarter in which the Compliance Certificate contemplated under Section 8.01 of the Senior Secured Bracknell Credit Facility is required to be delivered thereunder (the "Bracknell Compliance Certificate"). With respect to any payment of interest or fees which is required to be made between the first day of any Financial Quarter and the date on which the Bracknell Compliance Certificate is delivered (the "Stub Period"), the Applicable Margin or Applicable Facility Fee, as the case may be, used to calculate the amount of such payment shall be the Applicable Margin or Applicable Facility Fee, as the case may be, for the previous Financial Quarter as determined under the Senior Secured Bracknell Credit Facility. Upon receipt of the Bracknell Compliance Certificate, the Administrative Agent shall immediately determine the amount of any overpayment or underpayment of interest or fees during the immediately preceding Stub Period and notify the Borrower and the Lenders of the amount. The determination by the Administrative Agent shall constitute, in the absence of manifest error, conclusive evidence of the amount of the overpayment or underpayment, as the case may be. In the event of an underpayment the Borrower shall, upon receipt of the notice, pay to the Lenders, in accordance with Section 2.08, the amount of the underpayment. In the event of an overpayment, the amount of the overpayment shall be credited and applied to succeeding payments of interest and fees as they become due until the amount has been fully applied.

         (3) Upon the occurrence and during the continuance of a Default or Event of Default, each of the Applicable Margins and the Applicable Facility Fee shall revert to the highest rates provided for in Schedule 6 to the Senior Secured Bracknell Credit Facility.

         SECTION 2.07. FEES. The Borrower shall pay to the Administrative Agent for the account of the Lenders, a facility fee at a rate equal to the Applicable Facility Fee from time to time multiplied by the aggregate Commitments (irrespective of Accommodations Outstanding from time to time) to be calculated on an annual basis using a 365 day year, and payable quarterly in arrears on the last day of each Financial Quarter.

         SECTION 2.08. PAYMENTS UNDER THIS AGREEMENT. Unless otherwise expressly provided in this Agreement, the Borrower shall (i) make any payment required to be made by it to the Administrative Agent or any Lender by wire transfer of immediately available funds in the amount of the payment to Administrative Agent, as instructed by the Administrative Agent from time to time, not later than 10:00 a.m. (Toronto time) on the date the payment is due, and (ii) provide to the Administrative Agent, upon the number of Business Days' notice to the Administrative Agent specified in Schedule 3, a notice of repayment which shall be irrevocable and binding on the Borrower and shall specify (x) the date of repayment and (y) the Credit Facility which is being repaid. The Borrower shall make each such payment. The Administrative Agent shall distribute to each Lender, promptly on the date of receipt by the Administrative Agent of any payment, an amount equal to the amount then due each Lender. If the distribution is not made on that date, the Administrative Agent shall pay interest on the amount for each day, from the date the amount is received by the Administrative Agent until the date of distribution, at the prevailing interbank rate for late payments. Any amount received by the Administrative Agent for the account of the Lenders shall be held in trust for their benefit until a distribution.

         (2) Unless otherwise expressly provided in this Agreement, the Administrative Agent shall make Accommodations and other payments to the Borrower under this Agreement by wire transfer of immediately available funds in the amount of the payment, as instructed by the Borrower from time to time, not later than 1:00 p.m. (Toronto time) on the date the payment is to be made.

         SECTION 2.09. APPLICATION OF PAYMENTS AND PREPAYMENTS.

         (1) All repayments or prepayments received by the Administrative Agent pursuant to Sections 2.04 and 2.05 in respect of the Commitment shall be applied by the Administrative Agent to the amounts due pursuant to Sections 2.04(2) and 2.04(3), as the case may be, in the inverse order of their maturity.

         (2) All amounts received by the Administrative Agent from or on behalf of the Borrower and not previously applied pursuant to this Agreement or any other Credit Document shall be applied by the Administrative Agent as follows
(i) first, in reduction of the Borrower's obligations to pay any unpaid interest and any Fees which are due and owing, (ii) second, in reduction of the Borrower's obligations to pay any claims or losses referred to in Section 11.06,
(iii) third, in reduction of the Borrower's obligations to pay any amounts due and owing on account of any unpaid principal amount of Advances which is due and owing, (iv) fourth, in reduction of the Borrower's obligations to pay any other unpaid Accommodations Outstanding which are due and owing, (v) fifth, in reduction of any other obligation of the Borrower under this Agreement and the other Credit Documents, and (vi) sixth, to the Borrower or such other Persons as may lawfully be entitled to or directed to receive the remainder.

         SECTION 2.10. COMPUTATIONS OF INTEREST AND FEES. All computations of interest shall be made by the Administrative Agent taking into account the actual number of days occurring in the period for which such interest is payable and if based on the Libor Rate or the U.S. Prime Rate, on the basis of a year of 360 days.

         (2) All computations of Fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, taking into account the actual number of days (including the first day but excluding the last day) occurring in the period for which the fees are payable.

         (3) For purposes of the Interest Act (Canada), (i) whenever any interest or Fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360, 365 or 366 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360, 365 or 366, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (ii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

                       ----------------------------------

                                   ARTICLE 3

                                    ADVANCES

         SECTION 3.01. THE ADVANCES. Subject to the conditions precedent in
Article 4, each Lender severally agrees, on the terms and conditions of this Agreement, to make Advances to the Borrower under the Facility, from time to time on any Business Day prior to the Repayment Date.

         (2) Advances shall be made available as U.S. Prime Rate Advances and Libor Rate Advances.

         (3) Each Borrowing shall consist of the same Types of Advances made to the Borrower on the same day rateably by the relevant Lenders.

         (4) Each Borrowing shall be in a minimum amount of) U.S.$2,000,000 and U.S. $1,000,000 multiples thereof.

         SECTION 3.02. PROCEDURE FOR BORROWING. Each Borrowing shall be made on the number of days prior notice specified in Schedule 3, given not later than
(i) 12:00 noon (New York City time) by the Borrower to the Administrative Agent. Each notice of a Borrowing (a "BORROWING NOTICE") shall be in substantially the form of Schedule 1, shall be irrevocable and binding on the Borrower and shall specify (i) the requested date of the Borrowing, (ii) the Type of Advances comprising the Borrowing, (iii) the aggregate amount of the Borrowing, and (iv) in the case of a Libor Rate Advance, the initial Libor Interest Period. Upon receipt by the Administrative Agent of funds from the Lenders and fulfilment of the applicable conditions set forth in Article 4, the Administrative Agent will make such funds available to the Borrower in accordance with Article 2.

         SECTION 3.03. CONVERSIONS AND ELECTIONS REGARDING ADVANCES. Each Advance shall initially be the Type of Advance specified in the applicable Borrowing Notice and shall bear interest at the rate applicable to that Type of Advance (determined as provided in Section 3.05) until (i) in the case of a Libor Rate Advance, the end of the initial Libor Interest Period specified in the applicable Borrowing Notice, (ii) in the case of a U.S. Prime Rate Advance, the date on which the Advance is repaid in full or is changed to a Libor Rate Advance pursuant to Section 3.03(2).

         (2) The Borrower may elect to (i) change any Advance to another Type of Advance in accordance with Section 3.03(3) upon the number of days notice specified in Schedule 3 (y) in the case of a U.S. Prime Rate Advance, as of any Business Day, and (z) in the case of a Libor Rate Advance, as of the last day of the Libor Interest Period applicable to the Libor Rate Advance, or (ii) continue any

Libor Rate Advance for a further Libor Interest Period beginning on the last day of the then current Libor Interest Period in accordance with Section 3.03(3).

         (3) Each election to change from one Type of Advance to another Type of Advance or to continue a Libor Rate Advance for a further Libor Interest Period shall be made on the number of days prior notice specified in Schedule 3 given, in each case, not later than 12:00 noon (New York City time) by the Borrower to the Administrative Agent. Each such notice (an "ELECTION NOTICE") shall be given substantially in the form of Schedule 2 and shall be irrevocable and binding upon the Borrower. If the Borrower fails to deliver an Election Notice to the Administrative Agent for any Libor Rate Advance as provided in this Section 3.03(3), the Libor Rate Advance shall be converted (as of the last day of the applicable Libor Interest Period) to and be outstanding as U.S. Prime Rate Advance. The Borrower shall not select a Libor Interest Period which conflicts with the definition of Libor Interest Period in Section 1.01 or, in the opinion of the Administrative Agent, with the repayment schedule in Section 2.04.

         SECTION 3.04. CIRCUMSTANCES REQUIRING PRIME RATE PRICING. If (i) by reason of circumstances affecting financial markets generally, deposits of U.S. Dollars are unavailable to the relevant Lenders, (ii) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided in the definition of Libor Rate, (iii) the making or continuation of any U.S. Dollar Advances or obligations of the Lenders in connection therewith has been made impracticable or unlawful (y) by the occurrence of a contingency (other than a mere increase in rates payable by a Lender to fund the Advances) affecting financial markets or institutions generally and which materially adversely affects the funding of the Credit Facilities at any interest rate computed on the basis of the Libor Rate, or (z) by reason of a change since the date of this Agreement in any applicable law, rule, regulation, order, treaty or official direction, or in the interpretation thereof by any Governmental Entity (whether or not having the force of law but, if not having the force of law, one with which a responsible bank would comply) affecting financial markets or institutions generally and which results in the Libor Rate no longer representing the effective cost to the Lenders of deposits in the market, then,

(a) the right of the Borrower to select any affected Type of Advance shall be suspended until the circumstances causing the suspension no longer exist and the Administrative Agent so notifies the Borrower;

(b) if any affected Type of Advance is not yet outstanding, any applicable Accommodation Notice shall be cancelled and the requested Advance shall not be made; and

(c) if a Libor Rate Advance is already outstanding at any time when the right of the Borrower to select Libor Rate Advances is suspended, it and all other

Libor Rate Advances in the same Borrowing shall become U.S. Prime Rate Advances on the last day of the then current Interest Period (or on such earlier date as may be required to comply with any applicable law, rule, regulation, judgment or order).

         SECTION 3.05. INTEREST ON ADVANCES. The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of the Advance until the principal amount of the Advance is repaid in full, at the following rates per annum:

(a) if and so long as the Advance is a U.S. Prime Rate Advance, at a rate per annum equal at all times, to the U.S. Prime Rate in effect from time to time, plus the Applicable Margin; and

(b) if and so long as the Advance is a Libor Rate Advance, at a rate per annum equal at all times during each Libor Interest Period for such Libor Rate Advance, to the sum of the Libor Rate for such Libor Interest Period plus the Applicable Margin.

         (2) Interest on U.S. Prime Rate Advances shall be calculated and payable in arrears (i) on the first Business Day of each month, and (ii) when the Advance becomes due and payable in full, is repaid, or is converted to a Libor Rate Advance or Accommodation. Interest on Libor Rate Advances shall be calculated and payable (ii) on the last day of the third month of the Libor Interest Period, if the Libor Interest Period is six months, and (iv) on the last day of the Libor Interest Period.

                       ----------------------------------

                                   ARTICLE 4

                              CONDITIONS OF LENDING

         SECTION 4.01. CONDITIONS PRECEDENT TO THE INITIAL ACCOMMODATION. The obligation of each Lender to make its initial Accommodation under the Credit Facilities is subject to fulfillment of the following conditions precedent at the time the initial Accommodation is made available:

(a) no Default or Event of Default has occurred or is continuing or would arise immediately after giving effect to or as a result of the Accommodation;

(b)      the representations and warranties of the Borrower contained in Section
5.01 are true and correct on the date of the Accommodation as if such representations and warranties were made on that date;

(c) the Administrative Agent has received, in form, substance and dated as of a date satisfactory to the Lenders and their counsel and in sufficient quantities for each Lender:

         A. a certified copy of (i) the Partnership Agreement, (ii) the charter documents and by-laws of the Borrower and each Subsidiary, if applicable, (iii) the resolutions of the board of directors or other authorizing instrument of the Borrower and each Subsidiary approving the borrowings and other matters contemplated by this Agreement and approving the entering into and completion of all transactions contemplated by the Credit Documents, and (iii) all other instruments evidencing necessary partnership or corporate action, as applicable, of the Borrower and the Subsidiaries with respect to such matters,

         B. a certificate of the Secretary or other senior officer of the Borrower and each Subsidiary certifying the names and true signatures of its officers authorized to sign this Agreement and the other Credit Documents,

         C. a certificate of status, compliance or like certificate with respect to the Borrower and each Subsidiary issued by the appropriate Governmental Entity of the jurisdiction of its incorporation or other organization and of each jurisdiction in which it owns any material assets or carries on any material business.

         D.       the Credit Documents specified in Schedule 5,

         E. copies of all corporate and lien searches undertaken against the Borrower and each Subsidiary,

         F. evidence of registration or filing, as applicable, of the Security Documents in such jurisdictions as the Administrative Agent may require,

         G. favourable opinions of counsel to the Borrower and each Subsidiary with respect to such matters as may be requested by the Lenders,

         H. certified copies of all necessary authorizations, consents, licences and third party approvals in connection with the Credit Documents,

         I. a certificate from the chief financial officer of the Borrower and any Subsidiary located in the United States of America, certifying that the Borrower or Subsidiary, as the case may be, (i) is not legally prohibited or restricted from entering into and performing its obligations under the Credit Documents to which it is a party, (ii) is not insolvent, (iii) will not be rendered insolvent by virtue of guaranteeing the obligations of the Borrower under the Credit Documents, (iv) will not be left with an unreasonably small amount of capital, and (v) has not incurred Debt which cannot be satisfied on a timely basis,

         J. satisfactory arrangements to use the proceeds of the Accommodation to pay the outstanding principal amount of the acquisition and term portions of the Senior Secured Credit Facility to Royal Bank of Canada, as Agent in accordance with
                  Section 2.03 and the Cash Management Protocol;

         K.       a copy of the Cash Management Protocol;

         L. all conditions precedent listed in Section 6.01 of the Senior Secured Bracknell Credit Facility shall have been satisfied; and

         M. such other certificates and documentation as the Administrative Agent may reasonably request,

(d) all fees and other amounts then payable under the Credit Documents have been paid in full;

(e) all obligations under the Credit Documents are secured by first priority Liens on all property and assets of the Borrower and each Subsidiary with such exceptions as are permitted pursuant to this Agreement or any of the other Credit Documents;

(f) nothing has occurred (nor has any Lender become aware of any facts not previously known), including any change or condition, event or development, which the Lenders determine is reasonably likely to have a Material Adverse Effect;

(g) there has not occurred, developed or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law, rule, regulation, judgment, order, inquiry or other occurrence of any nature whatsoever which materially adversely affects, or may materially adversely or seriously affect, the financial, banking (including syndication markets) or capital markets in Canada or the United States of America; and

(h) all conditions precedent listed in Section 6.01 of the Senior Secured Bracknell Credit Facility shall have been satisfied.

         SECTION 4.02. CONDITIONS PRECEDENT TO ACCOMMODATIONS AND CONVERSIONS. The obligation of each Lender to make Accommodations or otherwise give effect to any Accommodation Notice is subject to fulfillment of the following conditions at the time of any Accommodation Notice or Accommodation, as the case may be:

(a)      the representations and warranties of the Borrower contained in Section
5.01 are true and correct on the date of the Accommodation or Accommodation Notice as if they were made on that date;

(b) no Default or Event of Default has occurred or is continuing or would arise immediately after giving effect to or as a result of the Accommodation or Accommodation Notice; and

(c) the Accommodation will not violate any applicable law, rule, regulation, judgment or order.

         (2) Each of the giving of any Accommodation Notice by the Borrower and the acceptance by the Borrower of any Accommodation shall be deemed to constitute a representation and warranty by the Borrower that, on the date of such Accommodation Notice or Accommodation, as the case may be, and after giving effect thereto and to the application of any proceeds therefrom, the statements set forth in Section 4.02(1) are true and correct.

         SECTION 4.03. NO WAIVER. The making of an Accommodation or otherwise giving effect to any Accommodation Notice, without the fulfillment of one or more conditions set forth in Section 4.01 or 4.02 shall not constitute a waiver of any condition and the Administrative Agent and the Lenders reserve the right to require fulfillment of such condition in connection with any subsequent Accommodation Notice or Accommodation.

                       ----------------------------------

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.01. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to each Lender, acknowledging and confirming that each Lender is relying on such representations and warranties without independent inquiry in entering into this Agreement and providing Accommodations that:

(a) INCORPORATION AND QUALIFICATION. The Borrower is a partnership validly formed and existing under the laws of Nevada. At the date of this Agreement, each of the Subsidiaries is a corporation or partnership, as the case may be, validly incorporated, organized and validly existing or formed, as the case may be, under the laws of its jurisdiction of incorporation or other organization as set forth in Schedule 5.01(k). The Borrower and each Subsidiary is duly qualified, licensed or registered to carry on business under the laws applicable to it in all jurisdictions in which failure to be so qualified, licenced or registered would have a Material Adverse Effect.

(b) CORPORATE POWER. The Borrower and each of the Subsidiaries has all requisite corporate or partnership, as the case may be, power and authority to
(i) own, lease and operate its properties and assets and to carry on its business as now being conducted by it, and (ii) enter into and perform its obligations under the Credit Documents to which it is a party.

(c) CONFLICT WITH OTHER INSTRUMENTS. The execution and delivery by the Borrower and each Subsidiary and the performance by each of them of its respective obligations under, and compliance with the terms, conditions and provisions of, the Credit Documents to which it is a party will not (i) conflict with or result in a breach of any of the terms, conditions or provisions of (t) its constating documents or by-laws including, in the case of the Borrower, the Partnership Agreement, (u) any applicable law, rule or regulation, (v) any contractual restriction binding on or affecting it or its properties, or (w) any judgment, injunction, determination or award which is binding on it, or (ii) result in, require or permit (x) the imposition of any Lien in, on or with respect to any of its assets or property, or (y) the acceleration of the maturity of any debt binding on or affecting the Borrower or Subsidiary.

(d) CORPORATE ACTION, GOVERNMENTAL APPROVALS, ETC. The execution and delivery of each of the Credit Documents by the Borrower and each Subsidiary and the performance by the Borrower and the Subsidiaries of their respective obligations under the Credit Documents have been duly authorized by all necessary corporate or partnership action, as the case may be, including, without limitation, the obtaining of all necessary shareholder or partnership consents. No authorization, consent, approval, registration, qualification, designation, declaration or filing with any Governmental Entity or other Person, is or was necessary in connection with the execution, delivery and performance of obligations under the Credit Documents except as are in full force and effect, unamended, at the date of this Agreement.

(e) EXECUTION AND BINDING OBLIGATION. This Agreement and the other Credit Documents have been duly executed and delivered by the Borrower and each Subsidiary which is a party thereto and constitute legal, valid and binding obligations of the Borrower and Subsidiary enforceable against them in accordance with their respective terms, subject only to any limitation under applicable laws relating to (i) bankruptcy, insolvency, reorganization, moratorium or creditors' rights generally, and (ii) the discretion that a court may exercise in the granting of equitable remedies.

(f) LOCATION OF BUSINESS. At the date of this Agreement, the only jurisdictions (or registration districts within such jurisdictions) in which the Borrower or any Subsidiary has any place of business or stores any tangible personal property are listed in Schedule 5.01(f).

(g) AUTHORIZATIONS, ETC. Neither the Borrower nor any of the Subsidiaries requires any authorizations, permits, consents, registrations and approvals necessary to properly conduct the Finance Group Business.

(h)      OWNERSHIP OF PROPERTY. Neither the Borrower nor any of the Subsidiaries
(i) owns any real property, (ii) is bound by any agreement to own or lease any real property, or, (iii) leases any real property.

(i) COMPLIANCE WITH LAWS. The Borrower and each of the Subsidiaries is, in compliance in all material respects with all applicable laws, rules, regulations, by-laws, judgments, orders, decisions and awards.

(j) NO DEFAULT. Neither the Borrower nor any of the Subsidiaries is in violation of the Partnership Agreement, its constating documents, its by-laws or any shareholders' agreement or other governing agreement applicable to it.

(k) SUBSIDIARIES, ETC. At the date of this Agreement (i) there are no subsidiaries of the Borrower other than the subsidiaries identified as such in
Schedule 5.01(k), (ii) the share ownership or partnership contribution, as the case may be, of each of the Subsidiaries is as described in Schedule 5.01(k), and (iii) the Borrower and the Subsidiaries are not, directly or indirectly, members of, or participants in, any partnership, joint venture or syndicate except as described in Schedule 5.01(k). Except as described in Schedule 5.01(k), neither the Borrower or any of the Subsidiaries is an unlimited liability company. Each of the Subsidiaries is a wholly-owned, direct or indirect, subsidiary of the Borrower, carries on no active business and has no assets or liabilities, other than in connection with the Finance Group Business.

(l) NO BURDENSOME AGREEMENTS. Neither the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any restriction (including any restriction set forth in its constating documents, by-laws or any shareholders' agreement applicable to it) which could reasonably be expected to have a Material Adverse Effect.

(m) NO LITIGATION. There are no material actions, suits, arbitrations or proceedings pending, taken or, to the Borrower's knowledge, threatened, before or by any Governmental Entity or other Person affecting the Borrower or any Subsidiary. No law, rule, regulation, by-law, decision, order or judgment which may affect the Borrower or any of the Subsidiaries has been enacted, promulgated or applied which challenges, or to the best knowledge of the Borrower, has been proposed which, in the reasonable opinion of the Majority Lenders, may challenge, the validity or propriety of any Credit Document or the transactions contemplated thereunder.

(n) PENSION PLANS. Neither the Borrower nor any of the Subsidiaries has any pension plans. Without limiting the generality of the foregoing, (i) neither the Borrower nor any of the Subsidiaries has breached the fiduciary rules of ERISA or engaged in any prohibited transactions in connection with which the Borrower or any of the Subsidiaries could be subjected to (in the case of any such breach) a suit for damages or (in the case of any prohibited transaction) either a civil penalty assessed under section 502(i) of ERISA or a tax imposed by
Section 4975 of the Internal Revenue Code; (ii) as of the date hereof, neither the Borrower nor any of the Subsidiaries has ever established, maintains, has ever made any contributions to, nor has any liability whatsoever with respect to, any plan, as defined in Section 3(3) of ERISA; and (iii) neither the Borrower nor any of the Subsidiaries is, nor ever has been, a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975 of the Internal Revenue Code) with respect to any "employee benefit plan" (as defined in Section 4975 of the Internal Revenue
Code). The execution and delivery of the Credit Documents will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code.

(o) MATERIAL AGREEMENTS, ETC. As of the date of this Agreement, neither the Borrower nor any of the Subsidiaries is a party or otherwise subject to or bound or affected by any Material Agreement, except as set out in Schedule 5.01(o).

(p) BOOKS AND RECORDS. All books and records of the Borrower and the Subsidiaries have been fully, properly and accurately kept and completed in accordance with GAAP and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Borrower's and the Subsidiaries' records, systems, controls, data or information are not recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the direct control of the Borrower.

(q) TAX LIABILITY. The Borrower and each of the Subsidiaries have filed all tax and information returns which are required to be filed and the information contained in such returns is correct and complete and reflects accurately all liability for taxes for the period covered. The Borrower and each of the Subsidiaries have paid all taxes, interest and penalties, if any, which have become due pursuant to such returns or pursuant to any assessment received by any of them other than those in respect of which liability based on such returns is being contested in good faith and by appropriate proceedings where adequate reserves have been established in accordance with GAAP. Adequate provision for payment has been made for taxes not yet due. There are no tax disputes existing or pending involving the Borrower, any of the Subsidiaries or the Business which could reasonably be expected to have a Material Adverse Effect.

(r) FINANCIAL STATEMENTS. The balance sheets, copies of which have been furnished to the Administrative Agent and the Lenders, fairly present the consolidated financial position of the Borrower and the Subsidiaries at the date thereof and the consolidated changes in financial position of the Borrower and the Subsidiaries for the specified period, all in accordance with GAAP.

(s) MARGIN STOCK. Neither the Borrower nor any of the Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U (12 CFR Part
221), of the Board of Governors of the Federal Reserve System ("MARGIN STOCK") and no proceeds of any Accommodation will be used to purchase or carry any Margin Stock.

(t) INVESTMENT COMPANY ACT. Neither the Borrower nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(u) DISCLOSURE. All (i) forecasts and projections supplied to the Administrative Agent and the Lenders were prepared in good faith, adequately disclosed all relevant assumptions and are reasonable, and (ii) other written information supplied to the Administrative Agent and the Lenders is true and accurate in all material respects. There is no fact known to the Borrower which could reasonably be expected to have a Material Adverse Effect and which has not been fully disclosed to the Administrative Agent and the Lenders. No event has occurred which could be reasonably anticipated to have a Material Adverse Effect since the date of this Agreement.

(v) PARTNERS OF THE BORROWER. As of the date hereof, the only partners of the Borrower are 1406883 Ontario Limited (general partner and limited partner), State (limited partner), The State Services Group Limited (limited partner) and Highlight Construction Ltd. (limited partner).

         SECTION 5.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement and in any certificates or documents delivered to the Administrative Agent and the Lenders shall not merge in or be prejudiced by and shall survive any Accommodation and shall continue in full force and effect so long as any amounts are owing by the Borrower to the Lenders under this Agreement.

                         ----------------------------------

                                   ARTICLE 6

                            COVENANTS OF THE BORROWER

         SECTION 6.01. AFFIRMATIVE COVENANTS. So long as any amount owing under this Agreement remains unpaid or any Lender has any obligation under this Agreement, and unless consent is given in accordance with Section 9.01, the Borrower shall:

(a) FINANCIAL REPORTING. Deliver to the Administrative Agent (with sufficient copies for each of the Lenders):

         (i) as soon as practicable and in any event within 60 days after the end of each of the first three Financial Quarters in each Financial Year (y) a consolidated balance sheet of the Borrower as of the end of the Financial Quarter, and (z) the related consolidated statements of earnings and changes in financial position for the Financial Quarter and for the period commencing at the end of the previous Financial Year and ending with the end of the Financial Quarter; in each case prepared in accordance with GAAP and (except for the statement of changes in financial position) setting forth in comparative form the figures for the corresponding Financial Quarter and corresponding portion of the previous Financial Year;

         (ii) as soon as practicable and in any event within 120 days after the end of each Financial Year, a copy of the audited consolidated financial statements of the Borrower for the Financial Year prepared in accordance with GAAP and reported on by the Borrower's independent auditors; and

         (iii) together with each such delivery of financial statements, a Compliance Certificate.

(b) ADDITIONAL REPORTING REQUIREMENTS. Deliver to the Administrative Agent (with sufficient copies for each of the Lenders):

         (i) as soon as practicable, and in any event within one Business Day after the occurrence of each Default or Event of Default, a statement of the President and Treasurer of the General Partner or any other officer acceptable to the Administrative Agent setting forth the details of the Default or Event of Default and the action which the Borrower proposes to take or have taken,

         (ii) promptly in writing a notice of any previously undisclosed (u) material actions, suits, arbitrations or proceedings pending, taken or threatened before or by any Governmental Entity or other Person affecting the Borrower or any Subsidiary, (v) material authorizations, permits or licences which become necessary, (w) Material Agreements,

         (iii) promptly in writing a notice of any default, or event, condition or occurrence which with notice or lapse of time, or both, would constitute a default under any agreement in respect of Debt to which the Borrower or any of its Subsidiaries is a party,

         (iv) promptly in writing a notice of any intended change of auditors or the Financial Year and the reasons therefor, and

         (v) such other information respecting the condition or operations, financial or otherwise, of the Business or the Borrower or any Subsidiary as the Administrative Agent, on behalf of the Lenders, may from time to time reasonably request.

(c) MAINTAIN EXISTENCE. Preserve and maintain, and cause each of the Subsidiaries to preserve and maintain, its partnership or corporate existence, as the case may be.

(d) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of the Subsidiaries to comply with the requirements of all applicable laws, rules, regulation, by-laws, judgments, orders, decisions and awards, non-compliance with which could reasonably be expected to have a Material Adverse Effect.

(e) CONDUCT OF BUSINESS. Conduct, and cause each of the Subsidiaries to conduct, in each Financial Year, the Finance Group Business in accordance with good business practice and the Cash Management Protocol.

(f) AUDITORS. Appoint and maintain as its auditors a firm of national standing.

(g) PAYMENT OF TAXES AND CLAIMS. Pay and discharge and cause each of the Subsidiaries to pay and discharge, when due, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income, sales, capital or profit or any other property belonging to it or upon the Subsidiaries, and (ii) all claims which, if unpaid, might by law become a Lien upon its assets except any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and in respect of which the Borrower or the Subsidiaries have established adequate reserves in accordance with GAAP or which are Permitted Liens.

(h) KEEPING OF BOOKS. Keep, and cause each of the Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business in accordance with GAAP.

(i) VISITATION AND INSPECTION. At any reasonable time or times, permit each Lender and the Administrative Agent to visit the properties of the Borrower and the Subsidiaries, and to discuss their affairs, finances and accounts with the officer appointed as (or performing the functions of) the chief financial officer of the Borrower.

(j) PROCEEDS. Use the proceeds of all Accommodations solely for the purposes specified in Section 2.03.

(k) CURE DEFECTS. Promptly cure or cause to be cured any defects in the execution and delivery of any of the Credit Documents or any defects in the validity or enforceability of any of the Security and at its expense, execute and deliver or cause to be executed and delivered, all such agreements, instruments and other documents as the Administrative Agent may consider necessary or desirable for the foregoing purposes.

(l) FURTHER ASSURANCES. At its cost and expense, upon request of the Administrative Agent, execute and deliver or cause to be executed and delivered to the Administrative Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of the Credit Documents.

         SECTION 6.02. NEGATIVE COVENANTS. So long as any amount owing under the Credit Agreement remains unpaid or any Lender or the Administrative Agent has any obligation under this Agreement and, unless consent is given in accordance with Section 9.01, the Borrower shall not:

(a) DEBT. Create, incur, assume or suffer to exist or permit any of the Subsidiaries to create, incur, assume or suffer to exist any Debt other than (i) Debt to the Lenders under this Agreement; (ii) Subordinated Debt; and (iii) Debt under the Senior Secured Bracknell Credit Facility.

(b) LIENS. Create, incur, assume or suffer to exist, or permit any of the Subsidiaries to create, incur, assume or suffer to exist, any Lien on any of their respective properties or assets other than Permitted Liens.

(c) MERGERS, ETC. Enter into, or permit any of the Subsidiaries to enter into, any transaction (whether by way of reorganization, consolidation, amalgamation, winding-up, merger, sale, lease or otherwise) whereby (i) all or any substantial part of its undertaking or assets would become the property of any other Person, or (ii) the Borrower ceases to hold, directly or indirectly, 100% of the shares of its Subsidiaries, or (iii) an Acquisition of Control would occur.

(d) DISPOSAL OF ASSETS GENERALLY. Sell, exchange, lease, release or abandon or otherwise dispose of, or permit any of the Subsidiaries to sell, exchange, lease, release or abandon or otherwise dispose of, any assets or properties or interests therein to any Person.

(e) TRANSACTIONS WITH RELATED PARTIES. Directly or indirectly, itself or allow any Subsidiary, to enter into any contract with, make any financial accommodation for or otherwise enter into any transaction with a Related Party other than in accordance with the Cash Management Protocol or as part of the Finance Group Business.

(f) CARRY ON ANY OF THE BRACKNELL GROUP BUSINESS. Carry on, directly or indirectly, or permit any of the Subsidiaries to carry on, directly or indirectly, any part of the Bracknell Group Business.

(g) SHARE CAPITAL AND PARTNERSHIP INTERESTS. Issue shares, partnership interests, or any options, warrants or securities convertible into shares or partnership interests, except to (i) the Borrower, in the case of the Subsidiaries, or (ii) the Subsidiaries in the case of other Subsidiaries, if, in each case, the shares or partnership interests, options, warrants or securities have been pledged to the Administrative Agent pursuant to the Security Documents, provided (iii) the Borrower may issue partnership interests to Bracknell or a Canadian resident Restricted Subsidiary (as defined in the Senior Secured Bracknell Credit Facility) of Bracknell with the consent of the Administrative Agent, such consent not to be unreasonably withheld, on condition such partnership interests are immediately pledged to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as collateral security for the obligations of such Restricted Subsidiary to the Administrative Agent and the Lenders.

(h) DISTRIBUTIONS. Declare, make or pay or permit any Subsidiary to declare, make or pay any Distributions, except (provided that no Default or Event of Default has occurred and is continuing or could result therefrom) that any Subsidiaries may (i) make payments on account of Debt owing to the Borrower or any Subsidiary, and (ii) declare and pay dividends to the Borrower or any Subsidiary, each in accordance with the Cash Management Protocol.

(i) INVESTMENTS. Make or permit any of the Subsidiaries to make, any Investment in any Person other than in accordance with the Cash Management Protocol and the Finance Group Business.

(j) ACQUISITIONS. Make or permit any of the Subsidiaries to make any Acquisition.

(k) LEASE-BACKS. Enter into or permit any of the Subsidiaries to enter into any arrangements, directly or indirectly, with any Person, whereby the Borrower or such Subsidiary, as the case may be, shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in the Business, in connection with the rental or lease of the property so sold or transferred or of other property for substantially the same purpose or purposes as the property so sold or transferred.

(l) SUBSIDIARIES. Incorporate, otherwise form or acquire any subsidiaries or commence to carry on any Finance Group Business, otherwise than through a Subsidiary existing as of the date of this Agreement.

(m) BUSINESS OUTSIDE CERTAIN JURISDICTIONS. Have or permit any of the Subsidiaries to have any place of business or keep or store any tangible property outside of those jurisdictions (or registration districts within such jurisdictions) set forth in Schedule 5.01(f) except upon 15 days' written notice to the Administrative Agent, and (ii) unless the Borrower has done or caused to be done all such acts and things and executed and delivered or caused to be executed and delivered all such deeds, transfers, assignments and instruments as the Administrative Agent may reasonably require for perfecting a security interest in such property in favour of the Administrative Agent and the Lenders.

(n) PAYMENTS IN ORDINARY COURSE OF BUSINESS, ETC. Make, or permit any Subsidiary to make, any payments outside the ordinary course of the Finance Group Business, make any prepayments of professional fees or place any funds on trust with third parties.

(o) CHANGES TO CASH MANAGEMENT PROTOCOL. Make or permit any Subsidiaries to make any material changes to the Cash Management Protocol, without the prior written consent of the Administrative Agent, acting reasonably.

(p) HEDGING. Enter into or allow any of its Subsidiaries to enter into any Hedging Agreements.


                         ----------------------------------

                                   ARTICLE 7

                                EVENTS OF DEFAULT

         SECTION 7.01. EVENTS OF DEFAULT. If any of the following events (each an "Event of Default") occurs and is continuing:

(a) the Borrower fails to pay any amount of the Accommodations Outstanding when such amount becomes due and payable;

(b) the Borrower fails to pay any interest or Fees when they become due and payable and such failure remains unremedied for a period of three Business Days;

(c) any representation or warranty or certification made or deemed to be made by the Borrower or a Subsidiary or any of their respective directors or officers in any Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made;

(d) the Borrower fails to perform, observe or comply with any of the covenants contained in Sections 6.02;

(e) the Borrower fails to perform, observe or comply with any of the covenants contained in Sections 6.01 and such failure remains unremedied for 10 days after the earlier of the date on which it first had knowledge of such default and the date on which written notice of such default is given to the Borrower by the Administrative Agent;

(f) the Borrower fails to perform, observe or comply with any other term, covenant or agreement contained in any Credit Document to which it is a party and such failure remains unremedied for 30 days after the earlier of the date on which it first had knowledge of such default and the date on which written notice of such default is given to the Borrower by the Administrative Agent;

(g) a Subsidiary fails to perform or observe any term, covenant or agreement contained in any Credit Document to which it is a party and such failure remains unremedied for 30 days after the earlier of the date on which it first had knowledge of such default and the date on which written notice of such default is given to the Borrower by the Administrative Agent;

(h) the Borrower or any Subsidiary fails to pay any principal of, or premium or interest on, any of its Debt (excluding Debt under this Agreement) which is outstanding in an aggregate principal amount exceeding U.S. $10,000,000 (or the equivalent amount in any other currency), when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event occurs or condition exists, and continues after the applicable grace period, if any, specified in any agreement or instrument relating to any such Debt, if the effect of such event is to accelerate, or permit the acceleration of the Debt; or any such Debt shall be declared to be due and payable prior to its stated maturity or settlement date by the holder thereof;

(i) the Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any Material Agreement on its part to be performed or observed where such failure could reasonably be expected to have a Material Adverse Effect; or any Material Agreement is terminated or revoked or permitted to lapse (other than in accordance with its terms or as approved by the Administrative Agent); or any party to any Material Agreement delivers a notice of termination or revocation (other than in accordance with its terms or as approved by the Administrative Agent) in respect of the Material Agreement; provided in each case that the failure, termination or revocation is not being contested in good faith by appropriate proceedings;

(j) any judgments or orders for the payment of money in excess of U.S. $10,000,000 (or the equivalent amount in any other currency) in aggregate are rendered against the Borrower or any Subsidiary and either (i) enforcement proceedings have been commenced by a creditor upon any such judgment or order, or (ii) there is any period of thirty consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, is not in effect;

(k)      there is an Acquisition of Control;

(l) the Borrower or any Subsidiary (i) becomes insolvent or generally not able to pay its debts as they become due, (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, (iii) institutes or has instituted against it any proceeding seeking
(x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors, or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties and assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs, or (iv) takes any corporate action to authorize any of the above actions;

(m) there has occurred or been threatened, in the sole opinion of the Majority Lenders, an event or development likely to have a Material Adverse Effect;

(n) the audited consolidated financial statements of the Borrower are qualified in any material respect by the Borrower's independent auditors, or

(o)      a Bracknell Event of Default has occurred and is continuing;


then the obligation of the Lenders to make further Accommodations shall immediately terminate and the Administrative Agent may, and shall at the request of the Majority Lenders, declare the Accommodations Outstanding, all accrued interest and Fees and all other amounts payable under this Agreement to be immediately due and payable, without presentment, demand, protest or further notice of any kind, except as may be required by law and which cannot be waived, all of which are expressly waived by the Borrower.

         SECTION 7.02. REMEDIES UPON DEFAULT. Upon a declaration that the Accommodations Outstanding are immediately due and payable pursuant to Section 7.01, the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders, commence such legal action or proceedings as the Majority Lenders, in their sole discretion, deem expedient, including, the commencement of enforcement proceedings under the Credit Documents all without any additional notice, presentation, demand, protest, notice of dishonour, entering into of possession of any property or assets, or any other action or notice, except as may be required by law and which cannot be waived, all of which are expressly waived by the Borrower.

         (2) The rights and remedies of the Administrative Agent and the Lenders under the Credit Documents are cumulative and are in addition to, and not in substitution for, any other rights or remedies. Nothing contained in the Credit Documents with respect to the indebtedness or liability of the Borrower to the Administrative Agent and the Lenders, nor any act or omission of the Administrative Agent or the Lenders with respect to the Credit Documents or the

Security shall in any way prejudice or affect the rights, remedies and powers of the Administrative Agent and the Lenders under the Credit Documents and the Security.


                       ----------------------------------

                                   ARTICLE 8


                    THE ADMINISTRATIVE AGENT AND THE LENDERS

         SECTION 8.01. AUTHORIZATION AND ACTION. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to it by the terms of this Agreement, together with the powers reasonably incidental thereto. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall act or refrain from acting (and shall be fully protected in so doing) upon the joint instructions of the Majority Lenders which instructions shall be binding upon all Lenders. The Administrative Agent shall not be required to take any action which (i) exposes it to personal liability, (ii) is contrary to this Agreement or any applicable law, rule, regulation, judgment or order, (iii) would require it to become registered to do business in any jurisdiction, or (iv) would subject it to taxation.

         (2) The Administrative Agent has no duties or obligations other than as set out in this Agreement and there shall not be construed against the Administrative Agent any implied duties (including fiduciary duties), obligations or covenants. The Administrative Agent may execute or perform, and may delegate the execution and performance of, any of its powers, rights, discretions and duties under the Credit Documents through or to any Persons designated by it. References in any Credit Document to the Administrative Agent shall include references to any such Persons.

         (3) The Administrative Agent is not obliged to (i) take or refrain from taking any action or exercise or refrain from exercising any right or discretion under the Credit Documents, or (ii) incur or subject itself to any cost in connection with the Credit Documents, unless it is first specifically indemnified or furnished with security by the Lenders, in form and substance satisfactory to it (which may include further agreements of indemnity or the deposit of funds).

         (4) The Administrative Agent shall promptly deliver to each Lender any notices, reports or other communications contemplated in this Agreement which are intended for the benefit of the Lenders.

         SECTION 8.02. NO LIABILITY. Neither the Administrative Agent nor its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them in connection with the Credit Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent (i) may treat any Lender as the payee of amounts attributable to its Commitment unless and until the Administrative Agent receives an agreement in the form contemplated in Section 11.08(5), (ii) may consult with legal counsel (including legal counsel for the Borrower), independent accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in accordance with their advice, (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for the form, substance, accuracy or completeness of any Credit Document or any other documents or information made available to the Lenders, (iv) has no duty to inspect the property or assets (including books and records) of the Borrower or any other Person, (v) has no duty to ascertain or inquire as to the existence of a Default or an Event of Default or the observance of any of the terms or conditions of the Credit Documents, (vi) is not responsible to any Lender for the execution, enforceability, genuineness, sufficiency or value of any of the Credit Documents, and (vii) shall incur no liability by acting upon any notice, certificate or other instrument believed by it to be genuine and signed or sent by the proper Person.

         SECTION 8.03. ACCOMMODATIONS BY ADMINISTRATIVE AGENT. The Administrative Agent has the same rights and powers under this Agreement with respect to its Commitment as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent. The term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of their subsidiaries or any Person who may do business with or own securities of such Persons, all as if it were not the Administrative Agent and without any duty to account to the Lenders.

         SECTION 8.04. REFERENCE RATE DETERMINATIONS. Each Lender agrees to provide the Administrative Agent with timely information for purposes of determining interest or discount rates. If any one or more of them fails to provide the information to the Administrative Agent, the Administrative Agent shall determine the applicable interest or discount rate on the basis of timely information provided by the remaining Lenders.

         (2) Upon request, the Administrative Agent shall promptly notify the Borrower and the Lenders of the interest or discount rate determined by the Administrative Agent for an Advance and the applicable interest and discount rates, if any, furnished by each Lender for determining the rate.

         SECTION 8.05.     HOLDING OF SECURITY; SHARING OF PAYMENTS, ETC.
         (1) The Security shall be held by the Administrative Agent for the benefit of itself and the rateable benefit of the Lenders in accordance with their respective terms and any proceeds from any realization of the Security shall be applied to the Accommodations Outstanding to each Lender rateably (whether such Security is held in the name of the Administrative Agent or in the name of any one or more of the Lenders and without regard to any priority to which any Lender may otherwise be entitled under applicable law).

         (2) Each Lender agrees with the other Lenders that it will not, without the prior consent of the other Lenders, take or obtain any Lien on any properties or assets of the Borrower or any of the Subsidiaries to secure the obligations of the Borrower under this Agreement or any Subsidiary under any Credit Document, except for the benefit of all Lenders or as may otherwise be required by law.

         (3) If any Lender obtains any payment (whether voluntary, involuntary or through the exercise of any right of set-off or realization of Security) on account of any Accommodations made by it (other than amounts paid pursuant to Section 8.07) in excess of its rateable share of payments obtained by all the relevant Lenders on such Accommodations, the Lender shall account to and pay over to the other relevant Lenders their rateable share and shall, upon request, immediately purchase from the other Lenders such participations in such Accommodations made by the other Lenders as shall be necessary to cause the purchasing Lender to share the excess payment rateably with the other relevant Lenders. If all or any portion of the excess payment is recovered from the purchasing Lender, the purchase price shall be rescinded and each relevant Lender shall repay to the purchasing Lender the purchase price to the extent of the recovery together with an amount equal to the Lender's rateable share (according to the proportion that the amount the Lender's required repayment bears to the total amount recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount recovered. The Lender purchasing a participation from another Lender pursuant to this Section 8.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including any right of set-off) with respect to such participation as fully as if the Lender were a direct creditor of the Borrower in the amount of the participation and the Borrower expressly acknowledges the creation of such right.

         (4) On request by, and at the expense of, the Borrower and provided no Default or Event of Default has occurred and is continuing, the Administrative Agent and the Lenders shall discharge and release the Security to the extent required to permit a sale, transfer or other disposition permitted under this Agreement.

         SECTION 8.06. LENDER CREDIT DECISIONS. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 8.07. INDEMNIFICATION. Each Lender shall indemnify and save the Administrative Agent harmless (to the extent not reimbursed by the Borrower) rateably from any claim or loss suffered by, imposed upon or asserted against the Administrative Agent as a result of, or arising out of, the Credit Documents or any action taken or omitted by the Administrative Agent under the Credit Documents provided that no Lender shall be liable for any part of such loss resulting from the gross negligence or willful misconduct of the Administrative Agent in its capacity as Administrative Agent. Without limiting the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its rateable share of any out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Credit Documents (to the extent not reimbursed by the Borrower).

         SECTION 8.08. LIABILITY OF THE LENDERS INTER SE. Each of the Lenders agrees with each of the other Lenders that, except as otherwise expressly provided in this Agreement, none of the Lenders has or shall have any duty or obligation, or shall in any way be liable to any of the other Lenders in respect of the Credit Documents or any action taken or omitted to be taken in connection with them.

         SECTION 8.09. SUCCESSOR ADMINISTRATIVE AGENTS. The Administrative Agent may resign at any time by giving written notice to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent. Upon notice of any resignation, the Majority Lenders have the right to appoint a successor Administrative Agent who (at any time that no Default or Event of Default has occurred and is continuing) shall be acceptable to the Borrower, acting reasonably. If no successor Administrative Agent is appointed or has accepted the appointment within thirty days after the retiring Administrative Agent's notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which is a Lender. Upon the acceptance of any such appointment by a successor Administrative Agent, the successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.


                       ----------------------------------

                                   ARTICLE 9

                                  MISCELLANEOUS

         SECTION 9.01. AMENDMENT. Subject to subsections (2) and (3), no amendment or waiver of any provision of any of the Credit Documents, nor consent to any departure by the Borrower or any other Person from such provisions, is effective unless in writing and approved by the Majority Lenders. Any amendment, waiver or consent is effective only in the specific instance and for the specific purpose for which it was given.

         (2) Only written amendments, waivers or consents signed by all the Lenders shall (i) increase any Commitment or any Lender's Commitment, (ii) reduce the principal or amount of, or any payment of, or interest on, any Accommodation Outstanding or any Fees, (iii) postpone any date fixed for any payment of principal of, or interest on (including the Applicable Margins), any Accommodation Outstanding or any Fees, (iv) amend Section 2.03, Sections 6.02(j) or (u) or Schedule 3 or consent to any waiver of such sections, (v) change (y) the percentage of the Commitments, or (z) the number or percentage of Lenders, required for the Lenders, or any of them, or the Administrative Agent to take any action, (vi) permit any amendment to, or termination of, any of the Security Documents (except as otherwise permitted in Section 8.05(5)), (vii) change the definition of Majority Lenders or Supermajority Lenders, or (viii) amend this
Section 9.01(2).

         (3) Only written amendments, waivers or consents signed by the Administrative Agent in addition to the Majority Lenders, shall affect the rights or duties of the Administrative Agent under the Credit Documents.

         SECTION 9.02. WAIVER. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right under any of the Credit Documents shall operate as a waiver of such right; nor shall any single or partial exercise of any right under any of the Credit Documents preclude any other or further exercise of such right or the exercise of any other right.

         (2) Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the initial Accommodation and, notwithstanding such initial Accommodation or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of this transaction shall not prejudice any right of one party against any other party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

         SECTION 9.03. EVIDENCE OF DEBT AND ACCOMMODATION NOTICES. The indebtedness of the Borrower resulting from Accommodations under the Credit Facilities shall be evidenced by the records of the Lenders (or the Administrative Agent on behalf of the Lenders) which shall constitute prima facie evidence of such indebtedness. In the event of conflict between the records of a Lender and the records of the Administrative Agent, the records of the Lender shall prevail, absent manifest error.

         (2) Prior to the receipt of any Accommodation Notice, the Administrative Agent or any Lender may act upon the basis of a notice by telephone (containing the same information as required to be contained in the Accommodation Notice) believed by it in good faith to be from an authorized person representing the Borrower. In the event of a conflict between the Administrative Agent's or the Lender's record, as applicable of any Accommodation and the Accommodation Notice, the Administrative Agent's or the Lender's record, as applicable shall prevail, absent manifest error.

         SECTION 9.04. NOTICES, ETC. Any notice, direction or other communication to be given under this Agreement shall, except as otherwise permitted, be in writing and given by delivering it or sending it by telecopy or other similar form of recorded communication addressed:

(a)               if to the Borrower:

                  2800 Metropolitan Center
                  333 South Seventh Street
                  Minneapolis, Minnesota
                  55402

                  Attention:  Chief Financial Officer
                  Telephone:  (416) 360-4105
                  Telecopier:  (416) 362-3290

(b)               if to the Administrative Agent, to it at:


                  Global Banking
                  Royal Bank Plaza, South Tower
                  200 Bay Street, 12th Floor
                  Toronto, Ontario
                  M5J 2J5


                  Attention:  Manager, Agency
                  Telephone:  (416) 974-3866
                  Telecopier:  (416) 974-2407


and, if to the Lenders, at the addresses shown on the signature pages. Any communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time), (ii) if transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

         SECTION 9.05. CONFIDENTIALITY. Each Lender agrees to use reasonable efforts to ensure that financial statements or other information relating to the Borrower which may be delivered to it pursuant to this Agreement and which is not publicly filed or otherwise made available to the public generally (and which is not independently known to the Lender) will be treated confidentially by the Lender and will not, except with the consent of the Borrower or as required by law, be distributed or otherwise made available by the Lender to any Person other than its directors, officers, employees, authorized agents, counsel or other representatives (provided the other representatives have agreed or are under a duty to keep all information confidential) required, in the reasonable opinion of the Lender, to have such information. Each Lender is authorized to deliver a copy of any financial statement or any other information which may be delivered to it pursuant to this Agreement, to (i) any actual or potential Participant or Assignee provided it has agreed to keep such information confidential on the terms hereof, (ii) any Governmental Entity having jurisdiction over the Lender in order to comply with any applicable laws, and
(iii) any Affiliate of the Lender required, in the reasonable opinion of such Lender, to have such information provided it has agreed to keep such information confidential on the terms hereof.

         SECTION 9.06. COSTS, EXPENSES AND INDEMNITY. The Borrower shall, whether or not the transactions contemplated in this Agreement are completed, indemnify and hold each of the Lenders and the Administrative Agent and each of their respective officers, directors, employees and agents (each an "Indemnified Person") harmless from, and shall pay to such Indemnified Person on demand any amounts required to compensate the Indemnified Person for, any claim or loss suffered by, imposed on, or asserted against, the Indemnified Person as a result of, connected with or arising out of (i) a default (whether or not constituting a Default or an Event of Default) by the Borrower, and (ii) any proceedings brought against the Indemnified Person due to its entering into any of the Credit Documents and performing its obligations under the Credit Documents except to the extent caused by the gross negligence or willful misconduct of the Indemnified Person.

         (2) If, with respect to any Lender, (i) any change in law, rule, regulation, judgment or order of general application, or any change in the interpretation or application of such law, rule, regulation, judgment or order, occurring or becoming effective after this date, or (ii) compliance by the Lender with any direction, request or requirement (whether or not having the force of law) of any Governmental Entity made or becoming effective after this date, has the effect of causing any loss to the Lender or reducing the Lender's rate of return by (w) increasing the cost to the Lender of performing its obligations under this Agreement or in respect of any Accommodations Outstanding (including the costs of maintaining any capital, reserve or special deposit requirements), (x) requiring the Lender to maintain or allocate any capital or additional capital or affecting its allocation of capital in respect of its obligations under this Agreement or in respect of any Accommodations Outstanding, (y) reducing any amount payable to the Lender under this Agreement or in respect of any Accommodations Outstanding by any material amount, (z) causing the Lender to make any payment or to forego any return on, or calculated by reference to, any amount received or receivable by the Lender under this Agreement or in respect of any Accommodations Outstanding (but other than a loss or reduction resulting from a higher rate or a change in the calculation of income or capital tax relating to the Lender's income or capital in general), then the Lender may give notice to the Borrower specifying the nature of the event giving rise to the loss and the Borrower may either, (iii) on demand, pay such amounts as the Lender specifies is necessary to compensate it for any such loss, or (iv) provided no loss has yet been suffered by the Lender or the Borrower has paid the compensating amount to the Lender, repay the applicable Accommodations Outstanding and terminate the Lender's Commitments. A certificate as to the amount of any such loss submitted in good faith by a Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

         (3) The Borrower shall pay to the Lenders on demand any amounts required to compensate the Lenders for any loss suffered or incurred by them as a result of (i) any payment being made in respect of an Advance other than on the maturity or expiration or on the last day of a Libor Interest Period applicable to it, (ii) the failure of the Borrower to give any notice in the manner and at the times required by this Agreement, (iii) the failure of the Borrower to effect an Accommodation in the manner and at the time specified in any Accommodation Notice, or (iv) the failure of the Borrower to make a payment or a mandatory repayment in the manner and at the time specified in this Agreement. A certificate as to the amount of any loss submitted in good faith by a Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

         (4) Whether or not any Accommodation is made under the Credit Facilities, the Borrower shall pay to each of the Administrative Agent and each of the Lenders on demand all costs and expenses incurred by it, its agents, officers, directors and employees and any receiver or receiver-manager appointed by it or by a court in connection with the Credit Documents or the Credit Facilities, including, without limitation (i) the preparation, execution, filing and registration of any of the Credit Documents, any actual or proposed amendment or modification thereof or any waiver thereunder and all instruments supplemental or ancillary thereto, (ii) obtaining advice as to the rights and responsibilities of the Administrative Agent or any of the Lenders under the Credit Documents, and (iii) the defence, establishment, protection or enforcement of any of the rights or remedies of the Administrative Agent or any of the Lenders under any of the Credit Documents including, without limitation, all costs and expenses of establishing the validity and enforceability of, or of collection of amounts owing under, any of the Credit Documents or of any enforcement of the Security, including, without limitation, in each case, all of the fees, expenses and disbursements of its counsel, incurred in connection therewith, and including all sales, value-added or similar taxes payable by it (whether refundable or not) on all such costs and expenses.

         (5) The provisions of this Section 9.06 shall survive the termination of this Agreement and the repayment of all Accommodations Outstanding. The Borrower acknowledges that neither its obligation to indemnify nor any actual indemnification by it of any Lender, the Administrative Agent or any other Indemnified Person in respect of such Person's losses for the legal fees and expenses shall in any way affect the confidentiality or privilege relating to any information communicated by such Person to its counsel.

         SECTION 9.07. TAXES AND OTHER TAXES. All payments to the relevant Lenders or the Administrative Agent by the Borrower under any of the Credit Documents shall be made free and clear of and without deduction or withholding for any and all taxes, levies, imposts, deductions, charges or withholdings and all related liabilities (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to as "Taxes") imposed by Canada or the United States of America (or any political subdivision or taxing authority thereof or therein and other than Taxes which are required to be withheld or deducted by (y) Canada in respect of Taxes otherwise payable to Canada (or any political subdivision or taxing authority thereof or therein) by the relevant Lender in respect of its taxable income, or (z) the United States of America in respect of Taxes otherwise payable to the United States of America (or any political subdivision of or taxing authority thereof or therein) by the relevant Lender in respect of its taxable income), unless such Taxes are required by applicable law to be deducted or withheld. If the Borrower shall be required by applicable law to deduct or withhold any such Taxes from or in respect of any amount payable under any of the Credit Documents (i) the amount payable shall be increased (and for greater certainty, in the case of interest, the amount of interest shall be increased) as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to any additional amounts paid under this Section 9.07(1)), the relevant Lenders or the Administrative Agent receive an amount (free and clear of such Taxes) equal to the amount they would have received if no such deduction or withholding had been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall immediately pay the full amount deducted or withheld to the relevant Governmental Entity in accordance with applicable law. The foregoing obligation to pay additional amounts will not apply: (i) to any tax required to be deducted or withheld solely by reason of the failure of the Administrative Agent or any relevant

Lender to comply, at the Borrower's reasonable request, with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection to the taxing jurisdiction if compliance is required by statute, by regulation or by an applicable income tax treaty as a precondition for any exemption or reduction from such tax, and (ii) to any tax not imposed on or measured by income or receipts (gross or net).

         (2) The Borrower agrees to immediately pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, financial institutions duties, debits taxes or similar levies (all such taxes, charges, duties and levies being referred to as "Other Taxes") which arise from any payment made by the Borrower under any of the Credit Documents or from the execution, delivery or registration of, or otherwise with respect to, any of the Credit Documents.

The Borrower shall indemnify and hold harmless each of the relevant Lenders and the Administrative Agent from and against the full amount of Taxes or Other Taxes imposed on or paid by such Lenders or the Administrative Agent and any liability (including penalties, interest and expenses) arising from or with respect to such Taxes or Other Taxes, whether or not they were correctly or legally asserted, to the extent that the Borrower was required to make any payment in respect of such Taxes or Other Taxes and failed to do so, provided that the obligation so to indemnify shall be limited (except as to Other Taxes) to Taxes with respect to which the Borrower would have been obligated to make an increased payment to such Lender or the Administrative Agent hereunder. In addition, the Borrower shall indemnify the relevant Lenders and the Administrative Agent for any Taxes or Other Taxes imposed by any jurisdiction on or with respect to any increased amount payable by the Borrower under Section 9.07(1) or any payment or indemnity payable by the Borrower under Section 9.07(2) or this Section 9.07(3), but only to the extent, if any, that such Taxes or Other Taxes imposed on any Lender or the Administrative Agent exceed (after taking into account available foreign tax credits, deductions, exemptions or other tax allowances in respect of such payment which may be used by the relevant Lender) the amount of such Taxes or Other Taxes that would have been imposed on it in the absence of any increased amount payable by the Borrower under Section 9.07(1) or any payment or indemnity payable by such Borrower under
Section 9.07(2) or this Subsection 9.07(3). Payment under this indemnification shall be made, by way of an increase in interest (provided, and to the extent that, any such payment as interest would cause the amount or rate of interest to exceed the maximum allowable under and pursuant to applicable law, or the characterization of the same as interest shall otherwise be disadvantageous to the Administrative Agent and/or any Lender under and pursuant to the law of any applicable jurisdiction, including but not limited to the usury laws thereof, such payment or such amount thereof as shall exceed the maximum allowable amount or otherwise be disadvantageous shall be paid not as interest but as payment in respect of an indemnification as otherwise provided herein), within 30 days from the date the Administrative Agent or the relevant Lender, as the case may be, makes written demand for it. A certificate as to the amount of such Taxes or Other Taxes submitted to the Borrower by the Administrative Agent or the relevant Lender shall be conclusive evidence, absent manifest error, of the amount due from the Borrower to the Administrative Agent or the Lenders, as the case may be.

         (3) The Borrower shall furnish to the Administrative Agent and the Lenders the original or a certified copy of a receipt evidencing payment of Taxes or Other Taxes made by it within 30 days after the date of any payment of Taxes or Other Taxes.

         (4)      If a Lender shall demand payment from the Borrower under this
Section 9.07 (other than in respect of Other Taxes), the Borrower may, within 30 Business Days after receiving such notice, upon giving 10 Business Days' notice to the Administrative Agent and the Lender requiring such payment, elect to prepay to such Lender all or such part of the amount of the Accommodations owing to such Lender as may be specified by the Borrower in such notice. Any such notice so given shall be irrevocable and the Borrower shall, on the tenth Business Day after the giving of such notice, prepay to such Lender the amount of the Accommodations Outstanding required to be paid pursuant to the giving of such notice together with all interest accrued thereon, all amounts payable under this Section 9.07 and all other amounts payable to such Lender in connection with such prepayment pursuant to Section 9.06 or otherwise. Such Lender's Commitments so prepaid shall be correspondingly permanently reduced or terminated (as the case may be) on the tenth Business Day after the giving of such notice (and, for greater certainty, no other Lender shall be responsible therefor), and the aggregate Commitments shall be reduced by the amount and at the time of any prepayments so made.

         (5) The provisions of this Section 9.07 shall survive the termination of this Agreement and the repayment of all Accommodations Outstanding.

         SECTION 9.08. SUCCESSORS AND ASSIGNS. This Agreement shall become effective when executed by the Borrower, the Administrative Agent and each Lender and after that time shall be binding upon and enure to the benefit of the Borrower, the Lenders and the Administrative Agent and their respective successors and permitted assigns.

         (2) The Borrower shall not have the right to assign its rights or obligations under this Agreement or any interest in this Agreement without the prior consent of all the Lenders, which consent may be arbitrarily withheld.

         (3) Subject to the next following sentence, a Lender may (i) with the prior written consent of the Administrative Agent (which consent is not to be unreasonably withheld), grant participations in all or any part of its interest in the Credit Facilities to one or more Persons (each a "PARTICIPANT"), or (ii) (y) at any time prior to the occurrence of an Event of Default which has not been waived or cured, with the prior written consent of the Administrative Agent and the Borrower (which consent is not to be unreasonably withheld), or (z) at any time after the occurrence and during the continuance of an Event of Default, without any requirement for notice to or consent of the Borrower, assign all or any part of its interest in the Credit Facilities to one or more Persons (each an "ASSIGNEE"). In the case of any assignment or participation, (iii) unless an Event of Default shall have occurred and be continuing, such participation or assignment shall be in respect of at least U.S. $10,000,000 (or the total Commitment of the assigning Lender if such total Commitment is less than U.S. $10,000,000) and U.S. $1,000,000 increments thereof, (iv) in the case of an assignment of a Lender's Commitment prior to a declaration pursuant to Section
7.01 of this Agreement, the assignment shall not result in the Borrower having to make any payment under Section 9.07 which would not otherwise have to have been made, (v) unless an Event of Default shall have occurred and be continuing, no Lender shall have a Commitment of less than U.S. $10,000,000 as a result of such assignment, and (vi) the assigning Lender shall have paid an administration fee of U.S. $3,500 to the Administrative Agent. A Lender granting a participation shall, unless otherwise expressly provided in this Agreement, act on behalf of all of its Participants in all dealings with the Borrower in respect of the Credit Facilities and no Participant shall have any voting or consent rights with respect to any matter requiring the Lenders' consent. In the case of an assignment, the Assignee shall have the same rights and benefits and be subject to the same limitations under the Credit Documents as it would have if it was a Lender, provided that no Assignee shall be entitled to receive any greater payment, on a cumulative basis, pursuant to Section 9.06 than the Lender which granted the assignment would have been entitled to receive.

         (4) The Borrower shall provide such certificates, acknowledgements and further assurances in respect of this Agreement and the Credit Facilities as any Lender may reasonably require in connection with any participation or assignment pursuant to this Section 9.08.

         (5) In the case of an assignment, a Lender shall deliver to the Borrower an assignment and assumption agreement substantially in the form of
Schedule 7 by which an Assignee of the Lender assumes the obligations and agrees to be bound by all the terms and conditions of this Agreement, all as if the Assignee had been an original party. Upon receipt by the Administrative Agent of the assignment and assumption agreement, the assigning Lender and the Borrower shall be released from their respective obligations under this Agreement (to the extent of such assignment and assumption) and shall have no liability or obligations to each other to such extent, except in respect of matters arising prior to the assignment.

         (6)      Any assignment or grant of participation pursuant to this
Section 9.08 will not constitute a repayment by the Borrower to the assigning or granting Lender of any Accommodation, nor a new Accommodation to the Borrower by such Lender or by the Assignee or Participant, as the case may be, and the parties acknowledge that the Borrower's obligations with respect to any such Accommodations will continue and will not constitute new obligations.

         SECTION 9.09. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, to the fullest extent permitted by law (including general principles of common law), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower under any of the Credit Documents, irrespective of whether or not the Lender has made demand under any of the Credit Documents and although such obligations may be unmatured or contingent. If an obligation is unascertained, the Lender may, in good faith, estimate the obligation and exercise its right of set-off in respect of the estimate, subject to providing the Borrower with an accounting when the obligation is finally determined. Each Lender shall promptly notify the Borrower and the Administrative Agent after any set-off and application is made by it, provided that the failure to give notice shall not affect the validity of the set-off and application. The rights of the Lenders under this Section 9.09 are in addition to any other rights and remedies (including all other rights of set-off) which the Lenders may have.

         SECTION 9.10. ACCOMMODATIONS BY LENDERS. The failure of any Lender to make an Accommodation shall not relieve any other Lender of its obligations in connection with such Accommodation, but no Lender is responsible for any other Lender's failure in respect of an Accommodation. Unless the Administrative Agent receives notice from a Lender prior to the date of any Accommodation that the Lender will not make its rateable portion of the Accommodation available to the Administrative Agent, the Administrative Agent may assume that the Lender has made its portion so available on the date of the Accommodation and may, in reliance upon such assumption, make a corresponding amount available to the Borrower. If the Lender has not made its rateable portion available to the Administrative Agent, the Lender shall pay the corresponding amount to the Administrative Agent immediately upon demand. If the Lender pays the corresponding amount to the Administrative Agent, the amount so paid shall constitute the Lender's part of the Accommodation for purposes of this Agreement. If the Lender does not pay the amount to the Administrative Agent immediately upon demand and such amount has been made available to the Borrower, the Borrower shall pay the corresponding amount to the Administrative Agent immediately upon demand and any amount received and so reimbursed would not and will not constitute an Accommodation. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on the corresponding amount, for each day from the date the amount was made available to the Borrower until the date it is repaid to the Administrative Agent, at a rate per annum equal to the Administrative Agent's cost of funds.

         SECTION 9.11. RATEABLE PAYMENTS. Unless the Administrative Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make the payment in full, the Administrative Agent may assume that the Borrower has made the payment in full on that date and may, in reliance upon that assumption, distribute to each Lender on the due date an amount equal to the amount then due to the Lender. If the Borrower has not made the payment in full, each Lender shall repay to the Administrative Agent immediately upon demand the amount distributed to it together with interest for each day from the date such amount was distributed to the Lender until the date the Lender repays it to the Administrative Agent, at a rate per annum equal to the Administrative Agent's cost of funds.

         SECTION 9.12. JUDGMENT CURRENCY. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to a Lender or the Administrative Agent in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Lender or the Administrative Agent could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

         (2) The obligations of the Borrower in respect of any sum due in the Original Currency from it to any Lender or the Administrative Agent under any of the Credit Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender or the Administrative Agent of any sum adjudged to be so due in the Other Currency, the Lender or the Administrative Agent may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender or the Administrative Agent in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Lender or the Administrative Agent against any loss and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender or the Administrative Agent in the Original Currency, the Lender or the Administrative Agent shall remit such excess to the Borrower.

         SECTION 9.13. INTEREST ON ACCOUNTS. Except as may be expressly provided otherwise in this Agreement, all amounts owed by the Borrower to the Administrative Agent and to any of the Lenders, which are not paid when due (whether at stated maturity, on demand, by acceleration or otherwise) shall bear interest (both before and after default and judgment), from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the sum of the U.S. Prime Rate in effect from time to time, the Applicable Margin and 2%.

         SECTION 9.14. SEVERABILITY. Any provision of this Agreement which is or becomes prohibited or unenforceable in any jurisdiction does not invalidate, affect or impair the remaining provisions thereof and any such prohibition or unenforceability in any jurisdiction does not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 9.15. GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

         SECTION 9.16. CONSENT TO JURISDICTION. The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ontario court sitting in Toronto, Ontario, Canada in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such Ontario court. The Borrower hereby irrevocably waives, to the fullest extent each may effectively do so, the defence of an inconvenient forum to the maintenance of such action or proceeding. The Borrower hereby irrevocably appoints Bracknell Corporation (the "Process Agent"), at Suite 1506, 150 York Street, Toronto, Ontario M5H 3S5, Attention: Chief Financial Officer, as its agent to receive, on behalf of it and its property, service of copies of any statement of claim and any other process which may be served in any such action or proceeding. Such service may be made by delivering a copy of such process to the Borrower, in care of the Process agent at the Process Agent's above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on their behalf. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

         (2) Nothing in this Section 9.16 shall affect the right of the Agent, any Lender or any other Person to serve legal process in any other manner permitted by Law or to bring any action or proceeding against the Borrower or its property in the courts of any other applicable jurisdiction.

         SECTION 9.17. COUNTERPARTS. This Agreement may be executed in any number of counterparts (including by way of facsimile) and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized officers as of the date first above written.


                                   BRACKNELL LIMITED PARTNERSHIP
                                   by its General Partner,
                                   1406883 ONTARIO LIMITED


                                   Per:
                                       ----------------------------------
                                       Authorized Signing Officer


                                   Per:
                                       ----------------------------------
                                       Authorized Signing Officer


Commitment:                        ROYAL BANK OF CANADA

           U.S. $23,991,379

                                   Per:
                                       ----------------------------------
                                       Authorized Signing Officer
                                                              Address:
                                                              One Liberty Plaza
                                                              3rd Floor
                                                              New York, New York
                                                              10006-1404

                                            Telephone:        (212) 428-6212
                                            Telecopier:       (212) 428-2372

                                            Attention:        Linda Joannou

                                            with a copy to:

                                            Telephone:        (212) 428-6363
                                            Telecopier:       (212) 809-7148

                                            Attention:        N.G. Millar

Commitment:                        CANADIAN IMPERIAL BANK OF
                                   COMMERCE, NEW YORK AGENCY

           U.S. $20,025,862

                                   Per:
                                       ----------------------------------
                                       Authorized Signing Officer



                                   Per:
                                       ----------------------------------
                                       Authorized Signing Officer
                                       Address:           c/o CIBC World Markets
                                                          425 Lexington Avenue
                                                          New York, New York
                                                          10017

                                       Telephone:         (212) 856-3504
                                       Telecopier:        (212) 856-3761

                                       Attention:         Howard Palmer


Commitment:                    THE TORONTO-DOMINION BANK,
                               NEW YORK BRANCH

           U.S. $20,025,862

                                   Per:
                                       ----------------------------------
                                       Authorized Signing Officer
                                       Address:           c/o Toronto Dominion
                                                          (Texas) Inc.
                                                          909 Fannin Street
                                                          17th Floor
                                                          Houston, Texas
                                                          77010

                                       Telephone:         (713) 653-8289
                                       Telecopier:        (713) 951-9921

                                       Attention:         Mark A. Baird

Commitment:                        BANK OF AMERICA, N.A.

           U.S. $17,170,689

                                   Per:
                                       ----------------------------------
                                       Authorized Signing Officer
                                       Address:         1850 Gateway Blvd.
                                                        5th Floor
                                                        Concord, California
                                                        94520

                                       Telephone:       (925) 675-8025
                                       Telecopier:      (925) 675-8051

                                       Attention:       Jacqueline Ho
                                                        Vice President


Commitment:                        BANK OF MONTREAL

           U.S. $12,412,069

                                   Per:
                                       ----------------------------------
                                       Authorized Signing Officer



                                   Per:
                                       ----------------------------------
                                       Authorized Signing Officer
                                       Address:         115 South LaSalle Street
                                                        12th Floor
                                                        Chicago, Illinois
                                                        60603

                                       Telephone:       (312) 750-6958
                                       Telecopier:      (312) 750-6057

                                       Attention:       Bruce A. Pietka

Commitment:                        BANK ONE, KENTUCKY, N.A.

           U.S. $10,825,862

                                   Per:
                                       ----------------------------------------
                                       Authorized Signing Officer


                                   Per:
                                       ----------------------------------------
                                       Authorized Signing Officer
                                       Address:           416 West Jefferson St.
                                                          Louisville, Kentucky
                                                          40202

                                       Telephone:         (502) 566-2895
                                       Telecopier:        (502) 566-8324

                                       Attention:         Mary Lou Pollett



Commitment:                        COMERICA BANK

           U.S. $10,548,276

                                   Per:
                                       ----------------------------------------
                                       Authorized Signing Officer



                                   Per:
                                       ----------------------------------------
                                       Authorized Signing Officer
                                       Address:           500 Woodward Avenue
                                                          Detroit, Michigan
                                                          48226

                                       Telephone:         (313) 222-9125
                                       Telecopier:        (313) 964-4765

                                       Attention:         Jim Lentner

                                   THE ADMINISTRATIVE AGENT

                                   ROYAL BANK OF CANADA



                                   Per:
                                       ----------------------------------
                                       Authorized Signing Officer
                                       Address: Global Banking -
                                                Canada
                                                Royal Bank Plaza
                                                South Tower
                                                200 Bay Street, 12th Floor
                                                Toronto, Ontario
                                                     M5J 2J5

                                       Telephone:    (416) 974-3866
                                       Telecopier:   (416) 974-2407

                                       Attention:    Manager, Agency

                                   SCHEDULE 1

                            FORM OF BORROWING NOTICE

                                                           [DATE]

Royal Bank of Canada, as
  Administrative Agent
Global Banking
Royal Bank Plaza
200 Bay Street, 12th Floor
South Tower
Toronto, Ontario
M5J 2J5

Attention:  Manager, Agency

Dear Sirs:

                  The undersigned, Bracknell Limited Partnership (the "BORROWER"), refers to the credit agreement dated as of July 21, 2000 (as amended, supplemented or restated from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined) among the Borrower, the Administrative Agent and the Lenders, and hereby gives you notice pursuant to Section 3.02 of the Credit Agreement that the Borrower hereby requests a Borrowing under the Credit Agreement, and, in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 3.02 of the Credit Agreement:

                  (i) The date of the Proposed Borrowing, being a Business Day, is o.

                  (ii) The Type of Advance is a [LIBOR RATE ADVANCE OR U.S. PRIME RATE ADVANCE].

                  (iii)    The aggregate amount of the Proposed Borrowing is o.

                  (iv)     [THE LIBOR INTEREST PERIOD IS 0 DAYS.]

                  The undersigned certifies that the conditions precedent under the Credit Agreement to the giving of this Borrowing Notice and the making of the Accommodation contemplated hereby have been fully satisfied.

                  The undersigned confirms and certifies to the Administrative Agent and each Lender that as of the date of this Borrowing Notice, no Default or Event of Default has occurred and is continuing under the Credit Agreement.

             The undersigned further confirms and certifies to the Administrative Agent and each Lender that the proceeds of the Borrowing will be used solely for the purposes specified and permitted by Section 2.03 of the Credit Agreement.


                                  Yours truly,

                                  BRACKNELL LIMITED PARTNERSHIP,
                                  by its General Partner,
                                  1406883 ONTARIO LIMITED


                                  Per:
                                      -----------------------------------------
                                      Authorized Signatory

                                   SCHEDULE 2

                             FORM OF ELECTION NOTICE

                                                                          [DATE]

Royal Bank of Canada, as
  Administrative Agent
Global Banking
 Royal Bank Plaza
200 Bay Street, 12th Floor
South Tower
Toronto, Ontario
M5J 2J5

Attention:  Manager, Agency

Dear Sirs:

                 The undersigned, Bracknell Limited Partnership (the "BORROWER"), refers to the amended and restated credit agreement dated as of July 21, 2000 (as amended, supplemented or restated from time to time the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined) among the Borrower, the Administrative Agent and the Lenders and hereby gives you notice pursuant to Section 3.03 of the Credit Agreement that the Borrower hereby [ELECTS TO CONVERT ONE TYPE OF ADVANCE TO ANOTHER TYPE OF ADVANCE] or [ELECTS AN ADDITIONAL LIBOR INTEREST PERIOD FOR CERTAIN LIBOR RATE ADVANCES], and in that connection sets forth below the information relating to such election as required by Section 3.03 of the Credit Agreement:

                  (i) The Business Day on which the conversion from one Type of Advance to another is to be made o.*

                  (ii) The Type of Advance to be converted is [INSERT AMOUNT AND TYPE OF ADVANCE].*

                  (iii)    The new [TYPE OF ADVANCE] selected is o.*

                  (iv) The initial Libor Interest Period for Libor Rate Advance is o.**

                  (v) The Libor Rate Advance which is to be continued as a Libor Rate Advance is [SPECIFY AMOUNT].***

                  (vi) The current Libor Interest Period for such Libor Rate Advance expires on [SPECIFY DATE].***

                  (vii) The additional Libor Interest Period selected for such Libor Rate Advance is o.***

                                - 2 -
                  The undersigned certifies that the conditions precedent under the Credit Agreement to the giving of this Election Notice and the making of the Accommodation contemplated hereby have been fully satisfied.

                  The undersigned confirms and certifies to the Administrative Agent and each Lender that as of the date of this Election Notice no Default or Event of Default has occurred and is continuing under the Credit Agreement.

                  The undersigned further confirms and certifies to the Administrative Agent and each Lender that the proceeds of the Borrowing will be used solely for the purposes specified and permitted by Section 2.03 of the Credit Agreement.


                                  Yours truly,

                                  BRACKNELL LIMITED PARTNERSHIP,
                                  by its General Partner,
                                  1406883 ONTARIO LIMITED


                                  Per:_____________________________________
                                         Authorized Signatory

-----------------------------------
* Omit Clauses (i), (ii), (iii) and (v) if the election does not involve a conversion of a Type of Advance.

**       Omit Clause (v) if the conversion of Type of Advance does not involve a conversion to a Libor Rate Advance.

***      Omit Clauses (v), (vi) and (vii) if the election does not involve the selection of an additional Libor Interest Period for a Libor Rate Advance.

                                   SCHEDULE 3

                                 NOTICE PERIODS

                                         BORROWING NOTICE OR             CONVERSION/         PREPAYMENT OR REDUCTION
       TYPE OF ACCOMMODATION           REPAYMENTS (SECTION 3.02)   ELECTION (SECTION 3.03)        OF COMMITMENT
------------------------------------ --------------------------- -------------------------- -------------------------
Libor Rate Advance                   3 Business Days             3 Business Days                       --
------------------------------------ --------------------------- -------------------------- -------------------------
U.S. Prime Rate Advance              1 Business Day*             1 Business Day             3 Business Days


*Borrowings by way of U.S. Prime Rate Advances may be available on same day notice for up to U.S.$10,000,000.

The day on which any notice is given is included and the day on which the specified action is to occur are excluded in calculating the notice period.

                                   SCHEDULE 4

                         FORM OF COMPLIANCE CERTIFICATE

                                                                       [DATE]

Royal Bank of Canada, as
  Administrative Agent
Global Banking
Royal Bank Plaza, 200 Bay Street
12th Floor, South Tower
Toronto, Ontario
M5J 2J5

Attention:        o

Dear Sirs:

                  The undersigned, Bracknell Limited Partnership ("BRACKNELL LP"), refers to the Credit Agreement dated as of July 21, 2000 (as it may be amended, restated, replaced or supplemented from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined) among Bracknell LP, the financial institutions that are parties thereto as Lenders and Royal Bank of Canada, as Administrative Agent. The [QUARTERLY/ANNUAL] Compliance Certificate is delivered pursuant to Section 6.01 of the Credit Agreement for the [FINANCIAL YEAR/QUARTER] ending on [-] (the "PERIOD").

                  I, _______________________________, the [PRESIDENT AND
TREASURER OR VICE-PRESIDENT AND SECRETARY] of 1406883 Ontario Limited, the General Partner of Bracknell LP, in such capacity and not personally, hereby certify that:

1. I am the duly appointed [PRESIDENT AND TREASURER OR VICE-PRESIDENT AND SECRETARY] of 1406883 Ontario Limited, the General Partner of Bracknell LP, and as such I am providing this certificate for and on behalf of Bracknell LP pursuant to the Credit Agreement.

2.       I am familiar with and have examined the provisions of the Credit
         Agreement.

3. To the best of my knowledge, information and belief, and after due inquiry, no Default or Event of Default has occurred and is continuing as at the date hereof.

4. The financial statements delivered pursuant to Section 6.01 of the Credit Agreement have been prepared in accordance with GAAP in effect on the date of such financial statements. The information contained therein is true and correct in all material respects, subject only to year end audit adjustments and presents fairly and consistently the results of operations and changes in the financial position of Bracknell LP as of and to the date thereof.

5. The representations and warranties contained in Article 5 of the Credit Agreement are true and correct, in all material respects, as though made on the date hereof (other than those which relate solely to a prior time).

6. As at the date hereof, Bracknell LP has raised $o in the public capital markets.

            DATED this _________ day of _________________________, _______.


                                             ------------------------------
                                             (Signature)

                                             ------------------------------
                                             (Name - please print)
                                             [PRESIDENT AND TREASURER OR  VICE-
                                             PRESIDENT AND SECRETARY], 1406883
                                             ONTARIO LIMITED, General Partner of
                                             BRACKNELL LIMITED PARTNERSHIP

                                   SCHEDULE 5

                           LIST OF SECURITY DOCUMENTS

BRACKNELL LP

1. U.S. Guarantee and Collateral Agreement given by Bracknell L.P. in favour of the Administrative Agent.

2.       Securities Pledge Agreement between Bracknell LP and the Administrative
         Agent.

BRACKNELL

1. Amended and Restated Guarantee given by Bracknell, State, SSG, BTS, HAT, HTO and HAS in favour of the Administrative Agent.

2. Amended and Restated General Security Agreement between Bracknell, State, SSG, BTS, HAT, HTO and HAS and the Administrative Agent.

3. Amended and Restated Securities Pledge Agreement between Bracknell and the Administrative Agent.

THE STATE GROUP LIMITED ("STATE")

1. Amended and Restated Guarantee given by Bracknell, State, SSG, BTS, HAT, HTO and HAS in favour of the Administrative Agent.

2. Amended and Restated General Security Agreement between Bracknell, State, SSG, BTS, HAT, HTO and HAS and the Administrative Agent.

3. Amended and Restated Securities Pledge Agreement between State and the Administrative Agent.

4. Pledge of partnership interest in Bracknell LP in favour of the Administrative Agent.

THE STATE SERVICES GROUP LIMITED ("SSG")

1. Amended and Restated Guarantee given by Bracknell, State, SSG, BTS, HAT, HTO and HAS in favour of the Administrative Agent.

2. Amended and Restated General Security Agreement between Bracknell, State, SSG, BTS, HAT, HTO and HAS and the Administrative Agent.

3. Pledge of partnership interest in Bracknell LP in favour of the Administrative Agent.

NATIONWIDE AND THE U.S. SUBSIDIARIES

1. Amended and Restated Guarantee and Collateral Agreement among Nationwide, PEH, PEC, SSL, EEHM, EEHD, EES, ASC, HEC, NEI, NE, NELLC, SGIL, SGUSA, PEI and PECC in favour of the Administrative Agent.

354709 ALBERTA INC. ("354709")

1. Amended and Restated Guarantee given by 354709 in favour of the Administrative Agent.

2. Amended and Restated General Security Agreement between 354709 and the Administrative Agent.

334108 ALBERTA INC. ("334108")

1. Amended and Restated Guarantee given by 334108 in favour of the Administrative Agent.

2. Amended and Restated General Security Agreement between 334108 and the Administrative Agent.

BRACKNELL TELECOMMUNICATION SERVICES INC. ("BTS")

1. Amended and Restated Guarantee given by Bracknell, State, SSG, BTS, HAT, HTO and HAS in favour of the Administrative Agent.

2. Amended and Restated Security Agreement between Bracknell, State, SSG, BTS, HAT, HTO and HAS and the Administrative Agent.

3. Amended and Restated Securities Pledge Agreement between BTS and the Administrative Agent.

VISTA COMMUNICATION TECHNOLOGIES LTD. ("VISTA")

1. Amended and Restated Guarantee given by Vista in favour of the Administrative Agent.

2. Amended and Restated Security Agreement between Vista and the Administrative Agent.

HIGHLIGHT ANTENNA & TOWER SERVICES LTD. ("HAT")

1. Amended and Restated Guarantee given by HAT in favour of the Administrative Agent.

2. Amended and Restated Security Agreement between HAT and the Administrative Agent.

HIGHLIGHT TOWERS ONTARIO LTD. ("HTO")

1. Amended and Restated Guarantee given by HTO in favour of the Administrative Agent.

2. Amended and Restated Security Agreement between HTO and the Administrative Agent.

HIGHLIGHT ANTENNA SERVICES LTD. ("HAS")

1. Amended and Restated Guarantee given by HAS in favour of the Administrative Agent.

2. Amended and Restated Security Agreement between HAS and the Administrative Agent.

HIGHLIGHT CONSTRUCTION LTD. ("HCL")

1. Amended and Restated Guarantee given by HCL in favour of the Administrative Agent.

2. Amended and Restated Security Agreement between HCL and the Administrative Agent.

3. Pledge of Partnership Interest of Bracknell LP in favour of the Administrative Agent.

1406883 ONTARIO LIMITED ("1406883")

1.       Guarantee given by 1406883 in favour of the Administrative Agent.

2.       Security Agreement between 1406883 and the Administrative Agent.

3. Pledge of Partnership Interest in Bracknell LP in favour of the Administrative Agent.

4. Collateral Covenant Agreement given by 1406883 in favour of the Administrative Agent.

3041768 NOVA SCOTIA COMPANY ("3041768")

1.       Guarantee given by 3041768 in favour of the Administrative Agent.

2.       Security Agreement between 3041768 and the Administrative Agent.

3. Securities Pledge Agreement given by 3041768 in favour of the Administrative Agent.

4. Collateral Covenant Agreement given by 3041768 in favour of the Administrative Agent.

BRACKNELL A (WYOMING) LLC ("BRACKNELL A")

1. Guarantee and Collateral Agreement among Bracknell LP, Bracknell A and Bracknell B.

2. Assignment of Security (re: Security Agreement given by Nationwide Subsidiaries) given in favour of the Administrative Agent.

3. Collateral Covenant Agreement given by Bracknell A in favour of the Administrative Agent.

BRACKNELL B (WYOMING) LLC ("BRACKNELL B")

1. Guarantee and Collateral Agreement among Bracknell LP, Bracknell A and Bracknell B.

2. Collateral Covenant Agreement given by Bracknell B in favour of the Administrative Agent.

                                SCHEDULE 5.01(F)
                         LOCATION OF ASSETS AND BUSINESS

Nevada

Wyoming

Nova Scotia

                                SCHEDULE 5.01(K)
                                  SUBSIDIARIES

I.       BORROWER

               BORROWER                              JURISDICTION                    SHARE OWNERSHIP
               --------                              ------------                    ---------------
Bracknell Limited Partnership                           Nevada                  1406883 Ontario Limited
                                                                                (a general partner and
                                                                                0.1% limited partner), The
                                                                                State Group Limited
                                                                                (79.9% limited partner),
                                                                                The State Services Group
                                                                                Limited (15% limited
                                                                                partner) and Highlight
                                                                                Construction Ltd. (5%
                                                                                limited partner).

II.      SUBSIDIARIES

              SUBSIDIARY                             JURISDICTION                      SHARE OWNERSHIP
              ----------                             ------------                      ---------------
3041768 Nova Scotia Company                           Nova Scotia               100% of the outstanding share
                                                                                capital is owned by Bracknell
                                                                                Limited Partnership
Bracknell A (Wyoming) LLC                             Wyoming                   100% of the common units
                                                                                are owned by Bracknell B
                                                                                (Wyoming) LLC and 100%
                                                                                of the preferred units are
                                                                                owned by 3041768 Nova
                                                                                Scotia Company
Bracknell B (Wyoming) LLC                             Wyoming                   100% of the outstanding share
                                                                                capital is owned by 3041768 Nova
                                                                                Scotia Company

                                SCHEDULE 5.01(o)
                               MATERIAL AGREEMENTS

None

                                   SCHEDULE 6
                               APPLICABLE MARGINS
                           (in basis points per annum)


A. CANADIAN TERM FACILITY, CANADIAN ACQUISITION FACILITY AND BRACKNELL LIMITED PARTNERSHIP CREDIT FACILITY:

RATIO OF TOTAL NET DEBT                                                LIBOR MARGIN, B/A'S,
 TO CONSOLIDATED EBITDA       FACILITY FEES       PRIME RATE, USBR       L/C'S, AND L/G'S           ALL-IN DRAWN
------------------------- ---------------------- ------------------- -------------------------- ----------------------
[ ]1.5:1                            75.0                 NIL                   100.0                       75.0/175.0
------------------------- ---------------------- ------------------- -------------------------- ----------------------
>1.5:1[ ]2.0:1                      75.0                  25.0                 125.0                      100.0/200.0
------------------------- ---------------------- ------------------- -------------------------- ----------------------
>2.0:1[ ]2.5:1                      75.0                  50.0                 150.0                      125.0/225.0
------------------------- ---------------------- ------------------- -------------------------- ----------------------
>2.5:1[ ]3.0:1                      75.0                 100.0                 200.0                      175.0/275.0
------------------------- ---------------------- ------------------- -------------------------- ----------------------
>3.0:1[ ]3.5:1                      95.0                 130.0                 230.0                      225.0/325.0
------------------------- ---------------------- ------------------- -------------------------- ----------------------
>3.5:1[ ]4.0:1                     110.0                 165.0                 265.0                      275.0/375.0
------------------------- ---------------------- ------------------- -------------------------- ----------------------
>4.0:1[ ]4.25:1                    137.5                 187.5                 287.5                      325.0/425.0
------------------------- ---------------------- ------------------- -------------------------- ----------------------

B.       OPERATING FACILITIES:

RATIO OF TOTAL NET DEBT                                                LIBOR MARGIN, B/A'S,
 TO CONSOLIDATED EBITDA       FACILITY FEES       PRIME RATE, USBR       L/C'S, AND L/G'S           ALL-IN DRAWN
------------------------- ---------------------- ------------------- -------------------------- ----------------------
[ ]1.5:1                            30.0                  45.0                 145.0                       75.0/175.0
------------------------- ---------------------- ------------------- -------------------------- ----------------------
>1.5:1[ ]2.0:1                      37.5                  62.5                 162.5                      100.0/200.0
------------------------- ---------------------- ------------------- -------------------------- ----------------------
>2.0:1[ ]2.5:1                      37.5                  87.5                 187.5                      125.0/225.0
------------------------- ---------------------- ------------------- -------------------------- ----------------------
>2.5:1[ ]3.0:1                      50.0                 125.0                 225.0                      175.0/275.0
------------------------- ---------------------- ------------------- -------------------------- ----------------------
>3.0:1[ ]3.5:1                      62.5                 162.5                 262.5                      225.0/325.0
------------------------- ---------------------- ------------------- -------------------------- ----------------------
>3.5:1[ ]4.0:1                      75.0                 200.0                 300.0                      275.0/375.0
------------------------- ---------------------- ------------------- -------------------------- ----------------------
>4.0:1[ ]4.25:1                     87.5                 237.5                 337.5                      325.0/425.0
------------------------- ---------------------- ------------------- -------------------------- ----------------------

                                   SCHEDULE 7

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                  Assignment and assumption agreement dated as of o between [NAME OF ASSIGNOR] the ("ASSIGNOR"), a Lender under the Credit Agreement (as hereinafter defined) and [NAME OF ASSIGNEE] (the "ASSIGNEE").

                  WHEREAS the Administrative Agent and such other Lenders as may from time to time be parties to the Credit Agreement have agreed to make certain credit facilities available to Bracknell Limited Partnership (the "BORROWER") upon the terms and conditions contained in a credit agreement dated as of July 21, 2000 among the Borrower, Royal Bank of Canada, as Administrative Agent and the financial institutions parties thereto as lenders (the "LENDERS") (such credit agreement as it may at any time or from time to time be amended, supplemented, restated or replaced, the "CREDIT AGREEMENT");

                  AND WHEREAS the Assignor has agreed to assign and sell to the Assignee all of its right, title and interest in and to [DESCRIBE THE PORTION OF THE LENDER'S COMMITMENT AND ACCOMMODATIONS OUTSTANDING BEING ASSIGNED], subject to the conditions set forth in Section 9.08(3) of the Credit Agreement, and all right, title and interest of the Assignor in and to the Credit Documents to the extent relating thereto (collectively, the "ASSIGNED CREDIT FACILITIES"), and the Assignee has agreed to accept and purchase the Assigned Credit Facilities and assume all liabilities and obligations of the Assignor in respect of the Assigned Credit Facilities (collectively, such assignment, sale, purchase and assumption is hereinafter referred to as the "ASSIGNMENT");

                  AND WHEREAS all necessary consents, if any, to the Assignment have been obtained;

                  AND WHEREAS the Assignor and the Assignee are required to enter into an agreement pursuant to Section 9.08(5) of the Credit Agreement, and the Borrowers and the Administrative Agent have agreed to acknowledge the Assignment;

                  NOW THEREFORE, in consideration of the foregoing premises, the sum of $10.00 in lawful money of Canada now paid by the Assignor and the Assignee to each other and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each such party, the parties agree as follows:

                  SECTION 1.01. DEFINITIONS. Terms defined in the Credit Agreement which appear in this agreement without definition shall have the meanings ascribed to them in the Credit Agreement.

                  SECTION 2.01. CONVEYANCE OF INTEREST IN CREDIT FACILITIES. The Assignor assigns, sells, conveys and transfers to the Assignee all of its undivided interest in and to the Assigned Credit Facilities as and from this date.

                  SECTION 3.01. ASSUMPTION. The Assignee accepts and assumes the Assigned Credit Facilities by payment (i) to the Administrative Agent of the applicable processing fee in section 9.08(5) of the Credit Agreement, and (ii) to the Assignor of the amount set forth on Schedule "A" under "Purchase Price" and the Assignee assumes and agrees to be bound by all of the terms and conditions of the Credit Agreement and the other Credit Documents as if it were an original Lender and party to them with a Lender's Commitment equal to (where the Assignee is already an original Lender, the aggregate of the Lender's Commitment originally incurred by the Assignee and) the Commitment included in the Assigned Credit Facilities and acknowledges and expressly assumes in the name, place and stead of the Assignor all obligations and liabilities attaching to the Assigned Credit Facilities and agrees (iii) to perform all of the terms, conditions and agreements on its part to be performed as a Lender in respect thereof under the Credit Agreement and the other Credit Documents, and (iv) not to seek recourse against the Assignor for any breaches by the Borrower of the Credit Documents.

                  SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR. The Assignor represents and warrants to the Assignee that the outstanding principal amount of the Assigned Credit Facilities as set forth in Schedule "A" remains outstanding as Accommodations Outstanding under the Credit Facility;

                  SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE. (1) The Assignee represents and warrants to each other party hereto that it has the capacity and power to enter into this assignment and assumption agreement in accordance with its terms and to perform its obligations, and all action required to authorize the execution and delivery of this assignment and assumption agreement, and the performance of such obligations, has been duly taken.

                  (2) Unless this Assignment is being made at a time when an Event of Default has occurred and is continuing, the Assignee represents and warrants to each other Party hereto that [IT IS NOT A NON-RESIDENT OF CANADA] or [IT IS A FOREIGN LENDER].

                  SECTION 5.01. RELEASE BY THE BORROWERS. The assignment and assumption herein being effective, the Assignor acknowledges the applicability of Section 9.08(5) of the Credit Agreement to the Assignment.

                  SECTION 6.01. ASSIGNEE'S ACKNOWLEDGMENTS. The Assignee acknowledges and agrees that (i) it has received a copy of the Credit Agreement and the other Credit Documents, (ii) it is bound by all of the terms, conditions and covenants of the Credit Agreement, the other Credit Documents and entitled to the same rights and benefits thereof and is subject to the same limitations under the Credit Agreement, the other Credit Documents as it would have as if it were an original Lender and signatory to the Credit Agreement with a Lender's Commitment equal to (where the Assignee is already an original Lender, the aggregate of the Lender's Commitment originally incurred by the Assignee and) the Lender's Commitment included in the Assigned Credit Facilities; and (iii) it has, independently and without reliance upon the Assignor (other than those representations and warranties contained in this agreement) and on the basis of such document and information as it deems appropriate, made its own credit decision regarding this assignment and assumption agreement. Except for documents referred to in (i) above which the Assignee has already received, the Assignor shall not have any duty to provide the Assignee with any credit or other information concerning the affairs, financial condition or business of the Borrower or other third party.

                  SECTION 7.01. RECOGNITION AS LENDER. The parties acknowledge and agree that the Assignee is, by virtue of compliance with the provisions of Section 9.08(5) of the Credit Agreement, as and from this date, a Lender under and as defined in the Credit Agreement for the purposes of the Credit Agreement and for all of the other Credit Documents and bound by the terms, conditions and covenants, and entitled to the benefits thereof as if it were an original Lender and signatory with a Lender's Commitments equal to (where the Assignee is already an original Lender, the aggregate of the Lender's Commitment originally incurred by the Assignee and) the Lender's Commitment included in the Assigned Credit Facilities, and the Borrower shall be entitled as and from this date to deal exclusively and directly with the Assignee in respect of all matters relating to the Assigned Credit Facilities.

                  SECTION 8.01. GOVERNING LAW. This Assignment and Assumption Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

                  SECTION 9.01. ENUREMENT. This assignment and assumption agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

                  SECTION 10.01. COUNTERPARTS. This assignment and assumption agreement may be executed in counterparts (including by way of facsimile), each of which shall be deemed an original and which, taken together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF the parties have caused this assignment and assumption agreement to be executed by their respective authorized officers as of the date first above written.


                                   [ASSIGNOR]


                                   Per:
                                       ----------------------------------
                                       Authorized Signing Officer

                                   Per:
                                       ----------------------------------
                                       Authorized Signing Officer


                                   [ASSIGNEE]


                                   Per:
                                       ----------------------------------
                                       Authorized Signing Officer

                                   Per:
                                       ----------------------------------
                                       Authorized Signing Officer

Acknowledged by the undersigned this ____ day of ______________, ______.

                                   ROYAL BANK OF CANADA,
                                   as Administrative Agent


                                   Per:
                                       ----------------------------------------
                                       Authorized Signing Officer

                                   Per:
                                       ----------------------------------------
                                       Authorized Signing Officer


                                   BRACKNELL LIMITED PARTNERSHIP, by its General Partner, 1406883 ONTARIO LIMITED


                                   Per:
                                       ----------------------------------------
                                       Authorized Signing Officer

                                   Per:
                                       ----------------------------------------
                                       Authorized Signing Officer

                                  SCHEDULE "A"

                                [TO BE COMPLETED]


                                                       PURCHASE PRICE
                                                       --------------
List Commitment                                        U.S. $ o